                                                                    EXHIBIT 2.1

                                     -------------------------------------------
                                     *** Text Omitted and Filed Separately
                                     Confidential Treatment Requested Under
                                     17 C.F.R. Sections 200.80(b)(4), 200.83 and
                                     240.24b-2
                                     -------------------------------------------


--------------------------------------------------------------------------------


                       -----------------------------------

                            ASSET PURCHASE AGREEMENT

                       -----------------------------------


                                     between

                              QUALCOMM INCORPORATED

                                       and

                     TELEFONAKTIEBOLAGET LM ERICSSON (publ)

                           Dated as of March 24, 1999


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                           ARTICLE I DEFINITIONS

SECTION 1.01.  Certain Defined Terms.....................................................................2
SECTION 1.02.  Other Defined Terms.......................................................................9
SECTION 1.03.  Other Definitional Provisions............................................................10

                                        ARTICLE II PURCHASE AND SALE

SECTION 2.01.  Assets to Be Sold........................................................................10
SECTION 2.02.  Assumption and Exclusion of Liabilities..................................................13
SECTION 2.03.  Purchase Price...........................................................................14
SECTION 2.04.  Closing..................................................................................15
SECTION 2.05.  Closing Deliveries by the Seller.........................................................15
SECTION 2.06.  Closing Deliveries by the Purchaser......................................................15
SECTION 2.07.  Pre-Closing Adjustment of the Purchase Price.............................................16
SECTION 2.08.  Post-Closing Adjustment of the Purchase Price............................................18
SECTION 2.09.  Allocation of the Purchase Price.........................................................20

                         ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER

SECTION 3.01.  Organization, Authority and Qualification of the Seller..................................21
SECTION 3.02.  No Conflict .............................................................................21
SECTION 3.03.  Governmental Consents and Approvals......................................................22
SECTION 3.04.  Financial Information....................................................................22
SECTION 3.05.  No Undisclosed Liabilities...............................................................22
SECTION 3.06.  Receivables..............................................................................23
SECTION 3.07.  Inventories..............................................................................23
SECTION 3.08.  Sales and Purchase Order Backlog.........................................................24
SECTION 3.09.  Customers................................................................................24
SECTION 3.10.  Suppliers................................................................................24
SECTION 3.11.  Products and Services....................................................................24
SECTION 3.12.  Year 2000 Readiness......................................................................25
SECTION 3.13.  Vendor Financing Obligations.............................................................25
SECTION 3.14.  Litigation...............................................................................25
SECTION 3.15.  Compliance with Laws.....................................................................26
SECTION 3.16.  Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions........26
SECTION 3.17.  Permits and Licenses.....................................................................28
SECTION 3.18.  Environmental Matters....................................................................28
SECTION 3.19.  Material Contracts.......................................................................29
SECTION 3.20.  Intellectual Property....................................................................30

SECTION 3.21.  Real Property............................................................................31
SECTION 3.22.  Tangible Personal Property...............................................................32
SECTION 3.23.  Right, Title and Interest in Assets......................................................33
SECTION 3.24.  Employee Benefit Matters.................................................................33
SECTION 3.25.  Labor Matters............................................................................36
SECTION 3.26.  Key Employees............................................................................37
SECTION 3.27.  Taxes....................................................................................37
SECTION 3.28.  Insurance................................................................................37
SECTION 3.29.  Brokers..................................................................................38

                        ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 4.01.  Organization and Authority of the Purchaser..............................................38
SECTION 4.02.  No Conflict..............................................................................38
SECTION 4.03.  Governmental Consents and Approval.......................................................39
SECTION 4.04.  Litigation...............................................................................39
SECTION 4.05.  Brokers..................................................................................39

                                      ARTICLE V ADDITIONAL AGREEMENTS

SECTION 5.01.  Conduct of Business Prior to the Closing.................................................39
SECTION 5.02.  Access to Information....................................................................40
SECTION 5.03.  Confidentiality..........................................................................41
SECTION 5.04.  Regulatory and Other Authorizations; Notices and Consents................................42
SECTION 5.05.  Notice of Developments...................................................................44
SECTION 5.06.  No Solicitation or Negotiation...........................................................44
SECTION 5.07.  Use of Intellectual Property.............................................................45
SECTION 5.08.  Non-Competition..........................................................................45
SECTION 5.09.  Excluded Liabilities.....................................................................47
SECTION 5.10.  Bulk Transfer Laws.......................................................................47
SECTION 5.11.  Tax Matters..............................................................................47
SECTION 5.12.  Letters of Credit, Etc...................................................................48
SECTION 5.13.  License of Excluded Intellectual Property................................................49
SECTION 5.14.  Ancillary Agreements.....................................................................49
SECTION 5.15.  Other Matters............................................................................49
SECTION 5.16.  Provision of Subscriber Units............................................................50
SECTION 5.17.  Joint Support of Third Generation Standard...............................................50
SECTION 5.18.  Further Action...........................................................................50

                                        ARTICLE VI EMPLOYEE MATTERS

SECTION 6.01.  Offer of Employment......................................................................51
SECTION 6.02.  Transferred Employee Liabilities.........................................................51
SECTION 6.03.  Participation in Certain Retirement Plans................................................51
SECTION 6.04.  Executive Plan...........................................................................52
SECTION 6.05.  Welfare Benefit Plans....................................................................52
SECTION 6.06.  Service Credit...........................................................................53
SECTION 6.07.  Indemnity................................................................................53
SECTION 6.08.  Employee Information.....................................................................53
SECTION 6.09.  Certain Other Employee-Related Costs.....................................................54

                                     ARTICLE VII CONDITIONS TO CLOSING

SECTION 7.01.  Conditions to Obligations of the Seller..................................................54
SECTION 7.02.  Conditions to Obligations of the Purchaser. .............................................55

                                        ARTICLE VIII INDEMNIFICATION

SECTION 8.01.  Survival of Representations and Warranties...............................................57
SECTION 8.02.  Indemnification by the Seller............................................................58
SECTION 8.03.  Indemnification by the Purchaser.........................................................59
SECTION 8.04.  Indemnification Procedures...............................................................59
SECTION 8.05.  Tax Matters..............................................................................60

                                     ARTICLE IX TERMINATION AND WAIVER

SECTION 9.01.  Termination..............................................................................61
SECTION 9.02.  Effect of Termination....................................................................61
SECTION 9.03.  Waiver.  ................................................................................61

                                        ARTICLE X GENERAL PROVISIONS

SECTION 10.01.  Expenses................................................................................62
SECTION 10.02.  Notices.................................................................................62
SECTION 10.03.  Public Announcements....................................................................63
SECTION 10.04.  Headings................................................................................63
SECTION 10.05.  Severability............................................................................63
SECTION 10.06.  Entire Agreement........................................................................64
SECTION 10.07.  Assignment..............................................................................64
SECTION 10.08.  No Third Party Beneficiaries............................................................64
SECTION 10.09.  Amendment...............................................................................64
SECTION 10.10.  Governing Law...........................................................................64
SECTION 10.11.  Counterparts............................................................................65
SECTION 10.12.  Specific Performance....................................................................65

Exhibits
--------

A                 Form of the License Agreements
B                 Principal Terms of the ASICS Supply Agreements
C                 Form of Assumption Agreements
D                 Form of Bills of Sale and Assignment
E                 Principal Terms of the Infrastructure Supply Agreement
F                 Principal Terms of the Interim Services Agreement
G                 Principal Terms of the Lease Agreements
H                 Principal Terms of the Vendor Financing Agreement
2.01(a)(i)        Transferred Customer Contracts
2.01(a)(iii)      Other Transferred Contracts
2.01(a)(vi)       Physical Assets
2.01(b)(i)        Excluded Contracts
2.09              Allocation of Purchase Price
7.01(f)(i)        Form of Opinion of the Purchaser's General Counsel
7.01(f)(ii)       Form of Opinion of the Purchaser's U.S. Counsel
7.02(g)           Form of Opinion of Seller's Counsel

                            ASSET PURCHASE AGREEMENT


            ASSET PURCHASE AGREEMENT, dated as of March 24, 1999, between QUALCOMM INCORPORATED, a Delaware corporation (the "SELLER"), and
TELEFONAKTIEBOLAGET LM ERICSSON (publ), a company organized under the laws of Sweden (the "PURCHASER").


                              W I T N E S S E T H:

            WHEREAS, the Seller, through its Wireless Systems Division, is engaged in the business of designing, developing, manufacturing, marketing, selling and servicing CDMA terrestrial-based cellular, personal communications services ("PCS"), and wireless local loop ("WLL") network infrastructure products, at various locations in the United States and other countries (the "BUSINESS");

            WHEREAS, in connection with the conduct of the Business and other businesses conducted by the Seller, the Purchaser and the Seller have engaged in certain disputes relating to the use by the Seller of certain intellectual property rights of the Purchaser and its subsidiaries;

            WHEREAS, as a result of such disputes, the Seller and an affiliate of the Seller and the Purchaser and an affiliate of the Purchaser are currently engaged in litigation styled "Ericsson Inc. et al. v. QUALCOMM Inc. et al.", Civil Action No. 2:96cv183-DF/HWM (Consolidated) in the United States District Court for the Eastern District of Texas, Marshall Division (the "CURRENT LITIGATION");

            WHEREAS, the Seller and the Purchaser desire to resolve such intellectual property disputes and to settle the Current Litigation;

            WHEREAS, coincident with such settlement and the resolution of such intellectual property disputes, concurrently with the execution and delivery of this Agreement, the Seller and the Purchaser are entering into a Subscriber Unit License Agreement and a Multi-Product License Agreement, in the respective forms attached hereto as Exhibit A (the "LICENSE AGREEMENTS"), pursuant to which the parties are agreeing to license certain intellectual property rights to each other;

            WHEREAS, the Seller and the Purchaser desire to jointly support the adoption of a single CDMA third generation standard;

            WHEREAS, the Seller also desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, a significant portion of the Business, including, without limitation, all right, title and interest of the Seller in and to certain properties and assets of the Business, and in connection therewith the Purchaser is willing to assume certain liabilities of the Seller relating thereto, all upon the terms and subject to the conditions set forth herein; and

            WHEREAS, in connection with the closing of the transactions contemplated by this Agreement, the Seller and the Purchaser intend to enter into certain other related agreements.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, the Purchaser and the Seller hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "ACTION" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

            "ACQUIRED BUSINESS" means the Business as conducted by the Seller's Wireless Systems Division as of the Closing Date, which shall be comprised of the Assets, the Assumed Liabilities and the Transferred Customer Contracts but which shall not include (a) the Excluded Contracts or Excluded Liabilities, (b) chips or chipsets which the Seller has developed or is developing for sale to other network infrastructure equipment licensees, nor the component designs, mask sets and associated software and developmental hardware, (c) the design, development, manufacture, marketing and sale of network infrastructure products to United States governmental entities or for use in satellite-based applications or (d) activities conducted by the Seller which are not part of the Seller's Wireless Systems Division (including, without limitation, subscriber units, OmniTRACs, etc.).

            "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

            "AGREEMENT" or "THIS AGREEMENT" means this Asset Purchase Agreement, dated as of March 24, 1999, between the Seller and the Purchaser (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 10.09.

            "ANCILLARY AGREEMENTS" means the ASICS Supply Agreements, the Assumption Agreements, the Bills of Sale, the Infrastructure Supply Agreement, the Interim Services Agreement, the Lease Agreements, the License Agreements, the Settlement Agreement and the Vendor Financing Agreement.

            "ANNUAL FINANCIAL STATEMENTS" means the audited consolidated balance sheets of the Seller as of September 30, 1997 and September 30, 1998, together with the related statements of income and cash flows for the fiscal years then ended, included in the Seller's Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

            "ASICS SUPPLY AGREEMENTS" means the ASICS Supply Agreements to be entered into between the Seller and the Purchaser at the Closing containing the principal terms set forth on Exhibit B.

            "ASSUMPTION AGREEMENTS" means the Assumption Agreements to be entered into between the Seller and the Purchaser or Affiliates of the Purchaser at the Closing substantially in the form of Exhibit C.

            "BILLS OF SALE" means the Bills of Sale and Assignment to be executed by the Seller at the Closing substantially in the form of Exhibit D.

            "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

            "BUSINESS EMPLOYEE" means any employee of the Seller who is employed in the Business.

            "CODE" means the Internal Revenue Code of 1986, as amended through the date hereof.

            "CONFIDENTIALITY AGREEMENT" means the letter agreement dated as of July 27, 1998, between the Seller and the Purchaser.

            "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

            "DISCLOSURE SCHEDULE" means the Disclosure Schedule, dated as of the date hereof, delivered by the Seller to the Purchaser.

            "ENCUMBRANCE" means any security interest, pledge, mortgage, lien, charge, encumbrance, adverse claim, preferential arrangement, or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

            "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any permit under any Environmental Law (hereinafter "Claims"), including, without limitation, (a) any and all Claims by Governmental Authorities for enforcement, cleanup or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

            "ENVIRONMENTAL CONDITION" means a condition relating to or arising or resulting from a failure to comply with any applicable Environmental Law or any permit under any Environmental Law or a release or discharge of a Hazardous Material into the environment.

            "ENVIRONMENTAL LAW" means any Law, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials.

            "GOVERNMENTAL AUTHORITY" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

            "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

            "HAZARDOUS MATERIALS" means (a) petroleum and petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls, and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "toxic substances", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance exposure to which is regulated by any Governmental Authority. "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

            "INDEBTEDNESS" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (h) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

            "INFRASTRUCTURE SUPPLY AGREEMENT" means the Infrastructure Supply Agreement to be entered into between the Seller and the Purchaser at the Closing containing the principal terms set forth on Exhibit E.

            "INTERIM FINANCIAL STATEMENTS" means the unaudited consolidated balance sheets of the Seller as of December 31, 1997 and December 31, 1998, together with the related statements of income and cash flows for the fiscal quarters then ended, included in the Seller's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998.

            "INTERIM SERVICES AGREEMENT" means the Interim Services Agreement to be entered into between the Seller and the Purchaser at the Closing containing the principal terms set forth on Exhibit F.

            "INTELLECTUAL PROPERTY" means the Seller's and its Affiliates' (a) inventions, ideas and conceptions of inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (b) all United States, international and foreign statutory invention registrations, patents, patent registrations and patent applications (including, without limitation, all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (c) trademarks, service marks, certification marks, collective marks, trade dress, logos, domain names, product configurations, trade names, business names, corporate names and other source identifiers, whether or not registered and whether or not currently in use, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office or in any office or agency of any State or Territory thereof or of any foreign country, and all rights therein provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing,
(d) copyrighted works, copyrights, whether or not registered, and registrations and applications for registration thereof in the United States and any foreign country, and all rights therein provided by international treaties or conventions, (e) moral rights (including, without limitation, rights of paternity and integrity), and waivers of such rights by others, (f) computer software, including, without limitation, source code, object code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons, and all files, data, documentation and other materials related thereto, (g) confidential and proprietary information, including know-how, trade secrets, manufacturing and production processes and techniques, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (h) copies and tangible embodiments of all the foregoing, in whatever form or medium, (i) all rights to obtain and rights to register trademarks and copyrights, and (j) all rights to sue or recover and retain damages and costs and attorneys' fees for past, present and future infringement of any of the foregoing.

            "INVENTORIES" means all inventory, merchandise, finished goods, works in process, raw materials, packaging, supplies and other personal property intended to be used in the Acquired Business, maintained, held or stored by or for the Seller on the Closing Date and any prepaid deposits for any of the same.

            "IRS" means the Internal Revenue Service of the United States.

            "LAW" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, requirement or rule of common law.

            "LEASE AGREEMENTS" means (a) the Lease Agreements to be entered into between the Seller and the Purchaser at the Closing containing the principal terms set forth on Exhibit G and (b) the assignments and subleases of the leases to be entered into pursuant to Section 2.01(a)(ii).

            "LIABILITIES" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

            "MATERIAL ADVERSE EFFECT" means any circumstance, change in, or effect on, the Acquired Business that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Acquired Business is, or could reasonably be expected to be, materially adverse to the Assets or Assumed Liabilities or the operations, employee relationships, customer or supplier relationships, results of operations or the condition (financial or otherwise) of the Acquired Business. Notwithstanding the foregoing, in no event shall any of the following constitute a Material Adverse Effect: (a) any circumstance, change or effect generally affecting the industry in which the Seller operates the Acquired Business or arising from changes in general business or economic conditions, (b) any circumstance, change or effect (including, without limitation, delays in customer orders, a reduction in sales, a disruption in supplier, distributor or similar relationships or loss of employees) resulting from the fact that the Purchaser (rather than another party) is the purchaser of the Acquired Business, or (c) any circumstance, change or effect resulting from actions taken by the Seller that are required by this Agreement or any of the Ancillary Agreements.

            "PERMITTED ENCUMBRANCES" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $100,000 in the case of a single property or $250,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) do not render title to the property encumbered thereby unmarketable and (ii) do not, individually or in the aggregate, materially adversely affect the value of such property or the use of such property for its present purposes.

            "PERSON" means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

            "PURCHASER'S ACCOUNTANTS" means PricewaterhouseCoopers LLP, independent accountants of the Purchaser.

            "RECEIVABLES" means any and all accounts receivable (but not notes receivable) arising from the conduct of the Business before the Closing Date, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon.

            "REGULATIONS" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

            "SELLER'S ACCOUNTANTS" means PricewaterhouseCoopers LLP, independent accountants of the Seller.

            "SETTLEMENT AGREEMENT" means the Settlement Agreement and Mutual Release, dated as of the date hereof, among the Seller, Qualcomm Personal Electronics, the Purchaser and Ericsson Inc.

            "TAX" or "TAXES" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

            "U.S. GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently by the Seller throughout the periods involved.

            "VENDOR FINANCING AGREEMENT" means the Vendor Financing Agreement to be entered into between the Seller and the Purchaser at the Closing containing the principal terms set forth on Exhibit H.

            SECTION 1.02. Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

      Term                                        Section
      ----                                        -------
      Adjustment Threshold                        2.07(b)(ii)
      Assets                                      2.01(a)
      Assumed Liabilities                         2.02(a)
      Business                                    Recitals
      Business Financial Statements               3.04
      Business Intellectual Property              3.20(b)
      Business Systems                            3.12
      Closing                                     2.04
      Closing Date                                2.04
      Closing Net Book Value                      2.08(a)
      Closing Statement of Net Assets             2.08(a)
      COBRA                                       6.05(c)
      Competitive Activities                      5.08(a)
      Competitive Entity                          5.08(a)
      Current Litigation                          Recitals
      Employee Amounts                            6.09
      ERISA                                       3.24(a)
      Excluded Assets                             2.01(b)
      Excluded Contracts                          2.01(b)(i)
      Excluded Intellectual Property              2.01(b)(viii)
      Excluded Liabilities                        2.02(b)
      FMLA                                        6.01
      Independent Accounting Firm                 2.07(b)(ii)
      ITU                                         5.17
      IP Licenses                                 3.20(e)
      January Net Book Value                      2.07(a)
      January Statement of Net Assets             2.07(a)
      Leased Real Property                        3.21(b)
      Leases                                      3.21(b)
      License Agreements                          Recitals
      Licensed Intellectual Property              3.20(b)
      Loss                                        8.02(a)
      Material Contracts                          3.19(a)
      Multiemployer Plan                          3.24(b)
      Multiple Employer Plan                      3.24(b)
      Owned Intellectual Property                 3.20(a)
      Owned Real Property                         3.21(a)

      PCS                                         Recitals
      Permits                                     3.17
      Permitted Percentage                        5.08(a)
      Plans                                       3.24(a)
      Purchase Price                              2.03
      Purchaser                                   Preamble
      Purchaser Non-Solicit Period                5.08(c)
      Purchaser's DCP                             6.04
      Real Property                               3.21(b)
      Restricted Period                           5.08(a)
      Selected Business Employees                 6.01
      Seller                                      Preamble
      Seller Non-Solicit Period                   5.08(b)
      Seller's DCP                                6.04
      Single CDMA Standard                        5.17
      Supplier Systems                            3.12
      Tangible Personal Property                  3.22
      Third Party Claims                          8.04
      Transferred Customer Contracts              2.01(a)(i)
      Transferred Employees                       6.01
      Vendor Financing Commitments                3.13
      WARN                                        3.24(g)
      WLL                                         Recitals
      Year 2000 Plan                              3.12
      Year 2000 Ready                             3.12

            SECTION 1.03. Other Definitional Provisions. (a) The terms "dollars" and "$" shall mean United States dollars.

            (b) Terms defined in the singular shall have a comparable meaning when used in the plural and vice versa.


                                   ARTICLE II

                                PURCHASE AND SALE

            SECTION 2.01. Assets to Be Sold. (a) On the terms and subject to the conditions of this Agreement, the Seller shall, on the Closing Date, sell, assign, transfer, convey and deliver to the Purchaser, or cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser (or to one or more Affiliates of the Purchaser designated by the Purchaser at or prior to the Closing), and the Purchaser shall (or shall cause one or more Affiliates of the Purchaser designated by the Purchaser at or prior to the Closing to) purchase from the Seller, on the Closing Date, all the assets, properties, goodwill and business of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned by the Seller or to which it is directly or indirectly entitled and, in any case, primarily used or intended to be primarily used in the Business as conducted by the Seller as of the Closing Date, other than the Excluded Assets (the assets to be purchased by the Purchaser or Affiliates of the Purchaser being referred to as the "ASSETS"), including, without limitation, the following:

            (i) all rights of the Seller in, to and under the contracts listed on Exhibit 2.01(a)(i) (the "TRANSFERRED CUSTOMER CONTRACTS") (which, other than the Transferred Customer Contracts with US West Wireless LLC and Mauritius Telecom Limited, shall not include rights or obligations related to the provision of handsets or other subscriber equipment);

            (ii) all rights of the Seller in, to and under the leases to be assigned or subleased pursuant to Exhibit G;

            (iii) except for the Excluded Assets, all rights of the Seller under all other contracts, agreements, leases, commitments, and sales and purchase orders, and under all commitments, bids and offers (to the extent such offers are transferable) to the extent primarily used or intended to be primarily used in the Acquired Business, including, without limitation, such items as are set forth on Exhibit 2.01(a)(iii);

            (iv) all Inventories primarily used or intended to be used in the Business, except for Inventories that cannot be used in connection with the Transferred Customer Contracts without significant expense incurred other than in the ordinary course of business;

            (v)   all Receivables to the extent related to the Acquired
      Business;

            (vi) all rights of the Seller in and to the furniture, equipment, machinery, vehicles and other tangible personal property primarily used or held for use by the Seller at the locations at which the Acquired Business is conducted, or otherwise owned or held by the Seller primarily for use in the conduct of the Acquired Business, including, without limitation, the assets listed on Exhibit 2.01(a)(vi), other than such assets primarily used or intended to be used in connection with the Excluded Contracts;

            (vii) all the Seller's right, title and interest in, to and under the Business Intellectual Property;

            (viii) all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations primarily held or used by the Seller in connection with the Acquired Business, to the extent transferable;

            (ix) all claims, causes of action, choices in action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof), primarily pertaining to or primarily arising out of the Business, except to the extent any of the foregoing relates to the Excluded Assets or the Excluded Liabilities;

            (x) all books of account, general, financial, tax and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and all computer software and programs and any rights thereto primarily used in, or primarily relating to, the Acquired Business;

            (xi) all sales and promotional literature, customer lists and other sales-related materials designed for and intended to be used in the Acquired Business by the Seller;

            (xii) the Acquired Business as a going concern and the goodwill of the Seller relating to the Acquired Business; and

            (xiii) except for the Excluded Assets, all the Seller's right, title and interest in, to and under all other assets, rights and claims of every kind and nature primarily used or intended to be primarily used in the operation of the Acquired Business.

                  (b) The Assets shall exclude the following assets owned by the Seller (the "EXCLUDED ASSETS"):

            (i) all rights of the Seller in, to and under the contracts listed on Exhibit 2.01(b)(i) and all other similar telecommunication system sales and financing contracts with customers not included in the Transferred Customer Contracts (the "EXCLUDED CONTRACTS");

            (ii) all rights of the Seller in, to and under the Transferred Customer Contracts (other than the Transferred Customer Contracts with US West Wireless LLC and Mauritius Telecom Limited) to the extent related to the provision of handsets or other subscriber equipment;

            (iii) all Owned Real Property;

            (iv) all cash, cash equivalents and bank accounts owned by the Seller;

            (v) all Inventories not primarily used or intended to be used in the Business and all Inventories that cannot be used in connection with the Transferred Customer Contracts without significant expense incurred other than in the ordinary course of business;

            (vi)  all Receivables not related to the Acquired Business;

            (vii) the capital stock, notes and other securities of, and all other interests of the Seller in, any Person, including, without limitation, all subsidiaries of the Seller and all investments of the Seller in telecommunications operators or other entities;

            (viii) all right, title and interest of the Seller in or to (A) the name "Qualcomm", (B) any Intellectual Property described in clause (a) or
      (b) of the definition of Intellectual Property, (C) patent cross-license agreements and other intellectual property licenses entered into as part of such cross-license agreements or related to such cross-license agreements, and (D) all Intellectual Property other than that described in clauses (A), (B) and (C) used both in the Acquired Business and in businesses of the Seller other than the Acquired Business (collectively, the "EXCLUDED INTELLECTUAL PROPERTY");

            (ix) all federal, state and local income and franchise tax credits and tax refund claims (and any foreign equivalents thereof) relating to or arising out of the Business prior to the Closing;

            (x) all rights of the Seller under this Agreement and the Ancillary Agreements; and

            (xi) all the Seller's right, title and interest on the Closing Date in, to and under all other assets, properties, goodwill and business of every kind, wherever located, whether tangible or intangible, real, personal or mixed, not primarily used or intended to be primarily used in the operation of the Acquired Business.

            (c) Subject to the Purchaser's right to assign its rights under this Agreement in accordance with Section 10.07 of this Agreement, Assets (other than Business Intellectual Property) located in the United States shall be purchased by Ericsson Inc., a wholly owned subsidiary of the Purchaser (or another Affiliate of the Purchaser incorporated in the United States and designated by the Purchaser at or prior to the Closing), and Assets located outside the United States shall be purchased by the Purchaser or an Affiliate of the Purchaser incorporated outside the United States designated by the Purchaser at or prior to the Closing.

            SECTION 2.02. Assumption and Exclusion of Liabilities. (a) On the terms and subject to the conditions of this Agreement, the Purchaser shall, on the Closing Date, assume and shall pay, perform and discharge when due only the following and no other Liabilities of the Seller as at the Closing Date, other than the Excluded Liabilities (the "ASSUMED LIABILITIES"):

            (i) Liabilities primarily arising out of or relating to the Acquired Business to the extent such Liabilities are reflected on the Closing Statement of Net Assets, including all accrued liabilities (other than liabilities for accrued salary and benefits and accrued vacation) to the extent reflected or reserved for on the Closing Statement of Net Assets;

            (ii) all Liabilities arising out of the Transferred Customer Contracts, and other contracts, agreements, leases, commitments, sales and purchase orders, bids and offers that are included in the Assets (whether such obligations arise before or after the Closing Date);

            (iii) those employment-related Liabilities expressly assumed by the Purchaser pursuant to Article VI; and

            (iv) all Liabilities for accounts payable for goods and services received or rendered following the Closing Date.

            (b) The Seller shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, all Liabilities of the Seller as of the Closing Date other than the Assumed Liabilities (the "EXCLUDED LIABILITIES"), including, without limitation:

            (i) all Taxes now or hereafter owed by the Seller or any Affiliate of the Seller, or attributable to the Assets or the Business, relating to any period, or any portion of any period, ending on or prior to the Closing Date;

            (ii) all Liabilities to the extent relating to or arising out of the Excluded Assets;

            (iii) those employment-related Liabilities expressly retained by the Seller pursuant to Article VI; and

            (iv) all Liabilities for accounts payable for goods and services received or rendered on or prior to the Closing Date.

            SECTION 2.03. Purchase Price. Subject to the adjustments set forth in Sections 2.07 and 2.08, if any, the purchase price for the Assets shall be [*] (the "PURCHASE PRICE").

            SECTION 2.04. Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "CLOSING") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 9:00 A.M. New York time on the later to occur of
(i) May 24, 1999 or (ii) the third Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Article VII, or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "CLOSING DATE").

            SECTION 2.05. Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

            (a) one or more Bills of Sale and such other instruments, in form and substance reasonably satisfactory to the Purchaser, as may be requested by the Purchaser to transfer the Assets to the Purchaser (or to Affiliates of the Purchaser designated by the Purchaser) or to evidence such transfer on the public records;

            (b) an executed counterpart of one or more Assumption Agreements, the ASICS Supply Agreements, the Infrastructure Supply Agreement, the Interim Services Agreement, the Lease Agreements and the Vendor Financing Agreement;

            (c)   a receipt for the Purchase Price; and

            (d) the opinions, certificates and other documents required to be delivered pursuant to Section 7.02.

            SECTION 2.06. Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver or cause to be delivered to the Seller:

            (a) the Purchase Price, as may be adjusted prior to the Closing pursuant to Section 2.07, by wire transfer in immediately available funds to a bank account in the United States to be designated by the Seller in a written notice to the Purchaser at least two Business Days prior to the Closing;


* Confidential Treatment Requested

            (b) an executed counterpart of one or more Assumption Agreements, the ASICS Supply Agreements, the Infrastructure Supply Agreement, the Interim Services Agreement, the Lease Agreements and the Vendor Financing Agreement; and

            (c) the opinions, certificates and other documents required to be delivered pursuant to Section 7.01.

            SECTION 2.07. Pre-Closing Adjustment of the Purchase Price. The Purchase Price shall be subject to adjustment as specified in this Section 2.07:

            (a) January Statement of Net Assets. The Seller has prepared and delivered to the Purchaser an audited schedule of specified assets and liabilities of the Acquired Business as of the close of business on January 24, 1999 (the "JANUARY STATEMENT OF NET ASSETS"), which the Seller represents was prepared in accordance with U.S. GAAP applied on a basis consistent with the preparation of the Annual Financial Statements and the Interim Financial Statements, reflecting only the book value of the Assets and the Assumed Liabilities (as the same shall exist as of January 24, 1999) and eliminating the book value of the Excluded Assets and the Excluded Liabilities (as the same shall exist as of January 24, 1999), together with a report thereon of the Seller's Accountants stating that the January Statement of Net Assets fairly presents the financial position of the Acquired Business as of January 24, 1999 in accordance with U.S. GAAP. The specified net assets of the Acquired Business as of January 24, 1999 (the "JANUARY NET BOOK VALUE") shall be calculated as the excess of the book value of the Assets as of January 24, 1999 over the book value of the Assumed Liabilities as of January 24, 1999.

            (b) Disputes. (i) Subject to clause (ii) of this Section 2.07(b), the January Statement of Net Assets delivered by the Seller to the Purchaser shall be deemed to be and shall be final, binding and conclusive on the parties hereto.

            (ii)  The Purchaser may dispute any amounts reflected on the January

      Statement of Net Assets to the extent the net effect of such disputed amounts in the aggregate would affect the January Net Book Value reflected on the January Statement of Net Assets by more than [*] (the "ADJUSTMENT THRESHOLD"), but only on the basis that the amounts reflected on the January Statement of Net Assets were not arrived at in accordance with U.S. GAAP applied on a basis consistent with the preparation of the Annual Financial Statements and Interim Financial Statements or that the amounts reflected thereon do not properly adjust to include only the book value of the Assets and the Assumed Liabilities and to eliminate the book value of the Excluded Assets and the Excluded Liabilities; provided, however, that the Purchaser shall have notified the Seller and the Seller's Accountants in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis


* Confidential Treatment Requested
      for such dispute, within 15 Business Days of the date hereof. In the event of such a dispute, the Seller's Accountants and the Purchaser's Accountants shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If any such resolution by the Purchaser's Accountants and the Seller's Accountants leaves in dispute amounts the net effect of which in the aggregate would not affect the January Net Book Value reflected on the January Statement of Net Assets by more than the Adjustment Threshold, all such amounts remaining in dispute shall then be deemed to have been resolved in favor of the January Statement of Net Assets delivered by the Seller to the Purchaser. If the Seller's Accountants and the Purchaser's Accountants are unable to reach a resolution with such effect within ten Business Days after receipt by the Seller and the Seller's Accountants of the Purchaser's written notice of dispute, the Seller's Accountants and the Purchaser's Accountants shall submit the items remaining in dispute for resolution to an independent accounting firm of international reputation mutually acceptable to the Purchaser and the Seller (such accounting firm being referred to herein as the "INDEPENDENT ACCOUNTING FIRM"), which shall, within ten Business Days after such submission, determine and report to the Purchaser and the Seller upon such remaining disputed items, and such report shall be final, binding and conclusive on the Seller and the Purchaser. The fees and disbursements of the Independent Accounting Firm shall be allocated between the Seller and the Purchaser in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted.

            (iii) In acting under this Agreement, the Purchaser's Accountants, the Seller's Accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

            (c) Purchase Price Adjustment. The January Statement of Net Assets shall be deemed final for the purposes of this Section 2.07 upon the earlier of
(A) the failure of the Purchaser to notify the Seller of a dispute within 15 Business Days of the date hereof, (B) the resolution of all disputes, pursuant to Section 2.07(b)(ii), by the Purchaser's Accountants and the Seller's Accountants and (C) the resolution of all disputes, pursuant to Section 2.07(b)(ii), by the Independent Accounting Firm. Prior to the Closing, a Purchase Price adjustment shall be made as follows:

            (i) in the event that the January Net Book Value reflected on the final January Statement of Net Assets exceeds the January Net Book Value reflected on the January Statement of Net Assets delivered by the Seller to the Purchaser by at least the Adjustment Threshold, then the Purchase Price shall be adjusted upward in an amount equal to such excess over the Adjustment Threshold; and

            (ii) in the event that the January Net Book Value reflected on the January Statement of Net Assets delivered by the Seller to the Purchaser exceeds the January Book Value reflected on the final January Statement of Net Assets by at least the Adjustment Threshold, then the Purchase Price shall be adjusted downward in an amount equal to such excess over the Adjustment Threshold.

            (d) If the January Statement of Net Assets is not deemed final in accordance with Section 2.07(c) on or prior to the Closing, (i) the Purchase Price shall be [*], and (ii) the Purchase Price shall be further adjusted pursuant to Section 2.07(c) as soon as the January Statement of Net Assets is deemed final in accordance with Section 2.07(c), with the Seller or the Purchaser, as the case may be, making a cash payment to the other to reflect such adjustment, by wire transfer in immediately available funds.

            SECTION 2.08. Post-Closing Adjustment of the Purchase Price. The Purchase Price shall be subject to adjustment after the Closing as specified in this Section 2.08:

            (a) Closing Statement Of Net Assets. As promptly as practicable, but in any event within 45 calendar days following the Closing Date, the Seller shall at its expense prepare and deliver to the Purchaser an audited schedule of specified assets and liabilities of the Acquired Business as of the close of business on the Closing Date (the "CLOSING STATEMENT OF NET ASSETS") prepared in accordance with U.S. GAAP applied on a basis consistent with the preparation of the January Statement of Net Assets (except that it shall include an appropriate reserve for deferred costs or deferred revenues from vendor financing contracts, if appropriate under U.S. GAAP), reflecting only the book value of the Assets and the Assumed Liabilities (as the same shall exist as of the Closing) and eliminating the book value of the Excluded Assets and the Excluded Liabilities (as the same shall exist as of the Closing), together with (i) a report thereon of the Seller's Accountants stating that the January Statement of Net Assets fairly presents the financial position of the Acquired Business at the Closing Date in accordance with U.S. GAAP, and (ii) a certification of the chief financial officer or chief accounting officer of the Seller to the effect that the Closing Statement of Net Assets has been prepared in compliance with the requirements of this Section 2.08. The specified net assets of the Acquired Business as of the Closing (the "CLOSING NET BOOK VALUE") shall be calculated as the excess of the book value of the Assets reflected on the Closing Statement of Net Assets over the book value of the Assumed Liabilities reflected on the Closing Statement of Net Assets.

            (b) Disputes. (i) Subject to clause (ii) of this Section 2.08(b), the Closing Statement of Net Assets delivered by the Seller to the Purchaser shall be deemed to be and shall be final, binding and conclusive on the parties hereto.


* Confidential Treatment Requested

            (ii) The Purchaser may dispute any amounts reflected on the Closing Statement of Net Assets to the extent the net effect of such disputed amounts in the aggregate would affect the Closing Net Book Value reflected on the Closing Statement of Net Assets by more than the Adjustment Threshold, but only on the basis that the amounts reflected on the Closing Statement of Net Assets were not arrived at in accordance with U.S. GAAP applied on a basis consistent with the preparation of the January Statement of Net Assets or that the amounts reflected thereon do not properly adjust to include only the book value of the Assets and the Assumed Liabilities and to eliminate the book value of the Excluded Assets and the Excluded Liabilities; provided, however, that the Purchaser shall have notified the Seller and the Seller's Accountants in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 15 Business Days of the Seller's delivery of the Closing Statement of Net Assets to the Purchaser. In the event of such a dispute, the Seller's Accountants and the Purchaser's Accountants shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If any such resolution by the Purchaser's Accountants and the Seller's Accountants leaves in dispute amounts the net effect of which in the aggregate would not affect the Closing Net Book Value reflected on the Closing Statement of Net Assets by more than the Adjustment Threshold, all such amounts remaining in dispute shall then be deemed to have been resolved in favor of the Closing Statement of Net Assets delivered by the Seller to the Purchaser. If the Seller's Accountants and the Purchaser's Accountants are unable to reach a resolution with such effect within ten Business Days after receipt by the Purchaser and the Purchaser's Accountants of the Seller's written notice of dispute, the Seller's Accountants and the Purchaser's Accountants shall submit the items remaining in dispute for resolution to the Independent Accounting Firm, which shall, within ten Business Days after such submission, determine and report to the Purchaser and the Seller upon such remaining disputed items, and such report shall be final, binding and conclusive on the Seller and the Purchaser. The fees and disbursements of the Independent Accounting Firm shall be allocated between the Seller and the Purchaser in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted.

            (iii) In acting under this Agreement, the Purchaser's Accountants, the Seller's Accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

            (iv) No adjustment to the Purchase Price pursuant to Section 2.08(c) shall be made with respect to amounts disputed by the Purchaser pursuant to this Section

      2.08(b), unless the net effect of the amounts successfully disputed by the Purchaser in the aggregate is to decrease the Closing Net Book Value reflected on the Closing Statement of Net Assets by at least the Adjustment Threshold, in which case such adjustment shall only be made in an amount equal to any excess over the Adjustment Threshold.

            (c) Purchase Price Adjustment. The Closing Statement of Net Assets shall be deemed final for the purposes of this Section 2.08 upon the earlier of
(A) the failure of the Purchaser to notify the Seller of a dispute within 15 Business Days of the Seller's delivery of the Closing Statement of Net Assets to the Purchaser, (B) the resolution of all disputes, pursuant to Section 2.08(b)(ii), by the Purchaser's and the Seller's Accountants and (C) the resolution of all disputes, pursuant to Section 2.08(b)(ii), by the Independent Accounting Firm. Subject to the limitation set forth in Section 2.08(b)(iv), within three Business Days of the Closing Statement of Net Assets being deemed final, a Purchase Price adjustment shall be made as follows:

            (i) in the event that the January Net Book Value reflected on the final January Statement of Net Assets exceeds the Closing Net Book Value by at least the Adjustment Threshold, then the Purchase Price shall be adjusted downward in an amount equal to such excess over the Adjustment Threshold, and the Seller shall, within three Business Days of such determination, pay such amount, together with interest thereon, from the Closing Date through the date of payment at the rate of interest publicly announced by Citibank, N.A. or any successor thereto in New York, New York from time to time as its reference rate from the Closing Date to the date of such payment, to the Purchaser by wire transfer in immediately available funds; and

            (ii) in the event that the Closing Net Book Value exceeds the January Net Book Value reflected on the final January Statement of Net Assets by at least the Adjustment Threshold, then the Purchase Price shall be adjusted upward in an amount equal to such excess over the Adjustment Threshold and the Purchaser shall, within three Business Days of such determination, pay the amount of such excess together with interest thereon, from the Closing Date through the date of payment at the rate of interest publicly announced by Citibank, N.A. or any successor thereto in New York, New York from time to time as its reference rate from the Closing Date to the date of such payment, to the Seller by wire transfer in immediately available funds.

            SECTION 2.09. Allocation of the Purchase Price. The sum of the Purchase Price and the Assumed Liabilities shall be allocated among the Assets as of the Closing Date in accordance with Exhibit 2.09. Any subsequent adjustments to the sum of the Purchase Price and Assumed Liabilities shall be reflected in the allocation hereunder in a manner consistent with Treasury Regulation Section 1.1060-1T(f). For all Tax purposes, the Purchaser and the Seller agree to report the transactions contemplated in this Agreement in a manner consistent with the terms of this Agreement, including the allocation under Exhibit 2.09, and that neither of them will take any position inconsistent therewith in any Tax return, in any refund claim, in any litigation, or otherwise without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

            As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as follows:

            SECTION 3.01. Organization, Authority and Qualification of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the Assets owned or leased by it or the operation of the Acquired Business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not adversely affect (i) the ability of the Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements and (ii) the ability of the Seller to conduct the Acquired Business as it is currently being conducted. The execution and delivery of this Agreement and the Ancillary Agreements by the Seller, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Seller. No approval of the stockholders of the Seller is required in connection with the execution and delivery of this Agreement or the Ancillary Agreements by the Seller, the performance by the Seller of its obligations hereunder or thereunder or the consummation by the Seller of the transactions contemplated hereby or thereby. This Agreement has been, and upon their execution the Ancillary Agreements will be, duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon their execution the Ancillary Agreements will constitute, legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally, and
(ii) general principles of equity, including specific performance, injunctive relief and other equitable remedies.

            SECTION 3.02. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.03 have been obtained and all filings and notifications listed in Section 3.03 of the Disclosure Schedule have been made, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Seller do not and will not (a) violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of the Seller, (b) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to the Seller or the Assets or the Acquired Business, or (c) except as set forth in Section 3.02(c) of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Assets pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Seller is a party or by which any of the Assets is bound or affected, except, in the case of clauses (b) and (c), as would not have a Material Adverse Effect and would not prevent or materially delay consummation by the Seller of the transactions contemplated by this Agreement.

            SECTION 3.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and each Ancillary Agreement by the Seller do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except (a) as described in Section 3.03 of the Disclosure Schedule, (b) the notification requirements of the HSR Act and (c) where the failure to obtain such consent, approval, authorization or order would not have a Material Adverse Effect and would not prevent or materially delay consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

            SECTION 3.04. Financial Information. Section 3.04 of the Disclosure Schedule contains true and complete copies of (i) the unaudited statements of income of the Business for each of the two fiscal years ended as of September 30, 1997 and September 30, 1998 (the "BUSINESS FINANCIAL STATEMENTS") and (ii) the January Statement of Net Assets. The Business Financial Statements and the January Statement of Net Assets (i) were prepared in accordance with the books of account and other financial records of the Business, (ii) present fairly the financial condition and results of operations of the Business or the Acquired Business, as the case may be, as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Business throughout the periods involved (except that the unaudited financial statements may not contain footnotes) and (iv) include or will include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Business or the Acquired Business, as the case may be, and the results of the operations of the Business or the Acquired Business, as the case may be, as of the dates thereof or for the periods covered thereby.

            SECTION 3.05. No Undisclosed Liabilities. There are no Liabilities of the Seller related to the Acquired Business other than Liabilities (i) reflected or reserved against on the January Statement of Net Assets, (ii) disclosed in Section 3.05 of the Disclosure Schedule, (iii) incurred since the date of this Agreement in the ordinary course of business, consistent with past practice, of the Business and which do not and could not reasonably be expected to have a Material Adverse Effect, (iv) employment-related Liabilities expressly assumed by the Seller pursuant to Article VI, or (v) arising in the ordinary course under contracts assumed by the Purchaser under this Agreement. Reserves are reflected on the January Statement of Net Assets against all Liabilities of the Seller related to the Acquired Business, other than Liabilities relating to the Excluded Assets and Excluded Liabilities, in amounts that have been established on a basis consistent with the past practices of the Business and in accordance with U.S. GAAP.

            SECTION 3.06. Receivables. Section 3.06 of the Disclosure Schedule is an aged list of the Receivables which are included in the Assets as of the date of the January Statement of Net Assets. Except to the extent, if any, reserved for on the January Statement of Net Assets, all Receivables reflected on the January Statement of Net Assets arose from, and the Receivables existing on the Closing Date will have arisen from, the sale of Inventory or services to Persons not affiliated with the Seller and in the ordinary course of the Business consistent with past practice and, except as reserved against on the January Statement of Net Assets, constitute or will constitute, as the case may be, only valid, undisputed claims of the Business not subject to valid claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of the Business consistent with past practice.

            SECTION 3.07. Inventories. Subject to amounts reserved therefor on the January Statement of Net Assets, the values at which all Inventories are carried on the January Statement of Net Assets reflect the historical inventory valuation policy of the Business of stating such Inventories at the lower of cost (determined on the first-in, first-out method) or market value. The Seller has good and marketable title to the Inventories free and clear of all Encumbrances except Permitted Encumbrances. The Inventories are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended and are in a condition such that they can be sold in the ordinary course of the Business consistent with past practice. The Inventories do not consist of, in any material amount, items that are obsolete, damaged or slow-moving. The Inventories do not consist of any items held on consignment. The Seller is not under any obligation or liability with respect to accepting returns of items of Inventory or merchandise in the possession of its customers, except to the extent consistent with past return policies of the Business. No clearance or extraordinary sale of the Inventories has been conducted since the date of the January

Statement of Net Assets. The Seller has not acquired or committed to acquire or manufactured Inventory for sale which is not of a quality and quantity usable in the ordinary course of the Business within a reasonable period of time and consistent with past practice nor has the Seller changed the price of any Inventory except for (i) reductions to reflect any reduction in the cost thereof to the Seller, (ii) reductions and increases responsive to normal competitive conditions and consistent with the past sales practices of the Business, and
(iii) increases to reflect any increase in the cost thereof to the Seller.
Section 3.07 of the Disclosure Schedule contains a complete list of the addresses of all warehouses and other facilities in which any significant portion of the Inventories are located.

            SECTION 3.08. Sales and Purchase Order Backlog. (a) As of March 22, 1999, open sales orders accepted by the Seller related to the Acquired Business as to which the unshipped portion exceeds [*] (as measured by standard cost).
Section 3.08(a) of the Disclosure Schedule lists all such sales orders.

            (b) As of March 17, 1999, open purchase orders (other than purchase orders relating to deployment projects) issued by the Seller related to the Business totaled [*]. As of March 18, 1999, open purchase orders relating to deployment projects issued by the Seller related to the Business totaled [*].
Section 3.08(b) of the Disclosure Schedule lists all purchase orders (other than purchase orders relating to deployment projects) relating to the Business exceeding $100,000 per order, which have been issued by the Seller and which are open as of March 17, 1999, and all purchase orders relating to deployment projects relating to the Business, exceeding $100,000 per order, which have been issued by the Seller and which are open as of March 18, 1999.

            SECTION 3.09. Customers. Section 3.09 of the Disclosure Schedule lists the five most significant customers (by revenue) of the Acquired Business for the twelve-month period ended September 30, 1998 and the amount of such revenues from each such customer during such period. Except as disclosed in
Section 3.09 of the Disclosure Schedule, as of the date hereof the Seller has not received any notice and has no reason to believe that any significant customer of the Acquired Business has ceased, or will cease, to use the products, equipment, goods or services of the Acquired Business or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

            SECTION 3.10. Suppliers. Section 3.10 of the Disclosure Schedule lists the ten most significant suppliers of raw materials, supplies, merchandise and other goods for the Acquired Business for the twelve-month period ended September 30, 1998 and the amount of such raw materials, supplies, merchandise and other goods received from each such supplier related to the Acquired Business during such period. Except as disclosed in Section 3.10 of the Disclosure Schedule, as of the date hereof the Seller has not received any notice and has no reason to believe that any such supplier will not sell raw materials, supplies, merchandise and other goods to the Acquired Business at any time after the Closing Date on terms and



* Confidential Treatment Requested
conditions similar to those imposed on current sales to the Acquired Business, subject only to general and customary price increases.

            SECTION 3.11. Products and Services. Except as described in Section
3.11 of the Disclosure Schedule, there is no material defect in design, materials, manufacture or otherwise in any products designed, manufactured, distributed or sold by the Business, or any material defect in repair to, or replacement of, any such products. Section 3.11 of the Disclosure Schedule sets forth a true and complete list of all products designed, manufactured, marketed or sold by the Business that have been recalled or withdrawn (whether voluntarily or otherwise) as of the date hereof. The aggregate expense of all product recalls and withdrawals performed by the Business has not exceeded [*] in any of the four fiscal quarters prior to the date hereof. The January Statement of Net Assets includes, and the Closing Statement of Net Assets will include, adequate reserves in accordance with U.S. GAAP for all product warranty obligations of the Business.

            SECTION 3.12. Year 2000 Readiness. The Seller has (i) undertaken an assessment of all significant computer hardware, software, networks, systems and equipment embedded within products of the Business and/or used in the conduct of the Business as currently conducted ("BUSINESS SYSTEMS") that could be adversely affected by a failure to accurately adapt, accommodate, process or respond to the Year 2000 and thereafter ("YEAR 2000 READY"), (ii) developed a plan and time line for rendering all significant Business Systems Year 2000 Compliant (the "YEAR 2000 PLAN"), and (iii) to date, implemented such plan in accordance with such timetable in all material respects. Assuming the Purchaser continues to implement the Year 2000 Plan following the Closing in accordance with such timetable, there are no Business Systems which will not be Year 2000 Ready in all material respects. The Seller has also (i) requested all significant suppliers to the Business to provide to the Seller assessments of the Year 2000 Readiness of all material computer hardware, software, networks, systems and equipment of such suppliers used in providing products or services to the Business ("SUPPLIER SYSTEMS"), (ii) is receiving assessments from all such suppliers and (iii) based on such assessments to date, has no reason to believe that any material Supplier Systems will not be Year 2000 Ready in all material respects.

            SECTION 3.13. Vendor Financing Obligations. Section 3.13 of the Disclosure Schedule lists (i) all contracts or arrangements pursuant to which the Seller has agreed to extend financing to any Person with respect to projects in Mexico, Brazil Region 1, Chile and Russia (the "VENDOR FINANCING COMMITMENTS"), (ii) the potential financing required in the next three months under each Vendor Financing Commitment and (iii) the maximum financing commitments of the Seller under each Vendor Financing Commitment. To the Seller's best knowledge, the Seller has provided true and accurate information to the Purchaser with respect to the financial condition and results of operations of the borrower under each Vendor Financing Commitment.



* Confidential Treatment Requested

            SECTION 3.14. Litigation. Except as described in Section 3.14 of the Disclosure Schedule, there are no Actions by or against the Seller relating to the Acquired Business, or affecting or that could reasonably be expected to affect any of the Assets or the Acquired Business, pending before any Governmental Authority (or, to the best knowledge of the Seller, threatened in writing to be brought by or before any Governmental Authority). None of the matters disclosed in Section 3.14 of the Disclosure Schedule has had or could reasonably be expected to have a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby. Except as set forth in Section 3.14 of the Disclosure Schedule, the Seller is not subject to any Governmental Order relating to the Acquired Business, or affecting or that could reasonably be expected to affect any of the Assets or the Acquired Business (nor, to the best knowledge of the Seller, are there any such Governmental Orders threatened in writing to be imposed by any Governmental Authority).

            SECTION 3.15. Compliance with Laws. The Seller has conducted and continues to conduct the Business in all material respects in accordance with all Laws and Governmental Orders applicable to the Seller, the Assets and the Business (including, without limitation, the Foreign Corrupt Practices Act and the anti-boycott laws and regulations promulgated under the Export Administration Act of 1979), and the Seller is not in violation of any such Law or Governmental Order in any material respect.

            SECTION 3.16. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. From the date of the January Statement of Net Assets through the date hereof, except as disclosed in Section 3.16 of the Disclosure Schedule, the Acquired Business has been conducted in the ordinary course and consistent with past practice. Except as disclosed in Section 3.16 of the Disclosure Schedule, from the date of the January Statement of Net Assets through the date hereof, the Seller has not:

            (i) made any material changes in the customary methods of operations of the Acquired Business, including, without limitation, practices and policies relating to manufacturing, purchasing, Inventories, marketing, selling and pricing;

            (ii) sold, transferred, leased or otherwise disposed of any assets of the Acquired Business, other than the sale of Inventories or the disposition of immaterial amounts of obsolete assets in the ordinary course of the Business consistent with past practice;

            (iii) acquired any material assets related to the Acquired Business other than in the ordinary course of the Business consistent with past practice;

            (iv) permitted or allowed any of the assets of the Acquired Business to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

            (v) except in the ordinary course of the Business consistent with past practice, discharged or otherwise obtained the release of any Encumbrance or paid or otherwise discharged any Liability, other than current liabilities reflected on the January Statement of Net Assets and current liabilities incurred in the ordinary course of the Business consistent with past practice since the date of the January Statement of Net Assets;

            (vi) written down or written up (or failed to write down or write up in accordance with U.S. GAAP consistent with past practice) the value of any Inventories or Receivables related to the Acquired Business or revalued any assets of the Acquired Business other than in the ordinary course of the Business consistent with past practice and in accordance with U.S. GAAP;

            (vii) made any change in any method of accounting or accounting practice or policy used by the Business, other than such changes required by U.S. GAAP and disclosed in Section 3.16 of the Disclosure Schedule;

            (viii) made any capital expenditure or commitment for any capital expenditure related to the Acquired Business in excess of [*];

            (ix) incurred any indebtedness for borrowed money related to the Acquired Business;

            (x) other than in the ordinary course of Business, (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Seller to any employees of the Business, including, without limitation, any increase or change pursuant to any Plan, (B) established or increased or promised to increase any benefits under any Plan, in either case except as required by Law or any collective bargaining agreement and involving ordinary increases consistent with the past practice of the Business, or (C) entered into any agreement, arrangement or transaction with any employees of the Business;

            (xi) terminated, discontinued, closed or disposed of any plant, facility or other operation of the Acquired Business, or laid off any employees of the Business or implemented any early retirement, separation or program providing early retirement window benefits to employees of the Business within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

            (xii) suffered any material casualty loss or damage with respect to any of the Assets;

            (xiii) amended, modified or consented to the termination of any Material Contract or the Seller's rights thereunder;



* Confidential Treatment Requested

            (xiv) suffered any Material Adverse Effect; or

            (xv) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.16, except as expressly contemplated by this Agreement and the Ancillary Agreements.

            SECTION 3.17. Permits and Licenses. Except as disclosed in Section
3.17 of the Disclosure Schedule, the Seller currently holds all the health and safety and other permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Authorities (collectively, "PERMITS") necessary or proper for the current use, occupancy and operation of the Assets and the conduct of the Acquired Business, except for such Permits the failure of which to hold has not had and could not reasonably be expected to have a Material Adverse Effect, and all such Permits are in full force and effect. The Seller has not received any written notice from any Governmental Authority revoking, cancelling, rescinding, materially modifying or refusing to renew any material Permit or providing notice of material violations under any Law or Permit. Except as disclosed in Section 3.17 of the Disclosure Schedule, the Seller is in all material respects in compliance with the Permits. The Seller has no reason to believe that any consent of any Governmental Authority required in order to transfer any Permit to the Purchaser in the event of the consummation of the transactions contemplated by this Agreement will not be obtained, or if not obtained that the Purchaser will not be able to obtain a replacement or substitute Permit sufficient to conduct the Acquired Business as it is currently conducted.

            SECTION 3.18. Environmental Matters. (a) Except as disclosed in
Section 3.18(a) of the Disclosure Schedule, (i) Hazardous Materials have not been generated, used, treated, handled or stored on, or transported to or from, or released or discharged on any Real Property; (ii) the Seller has disposed of all wastes in compliance with all applicable Environmental Laws and permits required under Environmental Laws; (iii) there are no past, pending or threatened Environmental Claims against the Seller or any Real Property; (iv) no Real Property is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on the Comprehensive Environmental Response, Compensation and Liability Information System or any analogous state list of sites requiring investigation or cleanup; and (v) the Seller has not transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on the Comprehensive Environmental Response, Compensation and Liability Information System or any analogous state list or which is the subject of any Environmental Claim.

            (b) Except as disclosed in Section 3.18(b) of the Disclosure Schedule, there are no circumstances with respect to any Real Property or any Asset or the operation of the

            Acquired Business which could reasonably be anticipated (i) to form the basis of an Environmental Claim against the Seller or any Real Property or Asset or (ii) to cause such Real Property or Asset to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law.

            SECTION 3.19. Material Contracts. (a) Section 3.19(a) of the Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral and informal arrangements) of the Seller related to the Acquired Business and that are in effect as of the date hereof, other than Excluded Contracts (such contracts and agreements, together with the Leases, the Transferred Customer Contracts, the Vendor Financing Commitments and the IP Licenses, being "MATERIAL CONTRACTS"):

            (i) each contract, agreement, invoice, purchase order, sales order and other arrangement, for the purchase or sale of Inventory or other products or equipment with any supplier or for the furnishing of services by or to the Acquired Business under the terms of which the Seller: (A) is obligated to pay or entitled to receive consideration of more than $100,000 in the aggregate during the fiscal year ended September 30, 1999 or (B) is obligated to pay or entitled to receive consideration of more than $100,000 in the aggregate over the remaining term of such contract;

            (ii) all material broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Seller is a party and which are primarily related to the Acquired Business;

            (iii) all material contracts with independent contractors or consultants (or similar arrangements) to which the Seller is a party and which are primarily related to the Acquired Business;

            (iv) all contracts and agreements that involve Indebtedness of the Seller in excess of $500,000 and that are related to the Acquired Business;

            (v) all contracts and agreements with any Governmental Authority to which the Seller is a party and which are primarily related to the Acquired Business;

            (vi) all contracts and agreements that limit or purport to limit the ability of the Seller to engage in any Competitive Activity in any geographic area or during any period of time;

            (vii) all contracts and agreements between or among the Seller or any Affiliate of the Seller which are primarily related to the Acquired Business; and

            (viii) all other contracts and agreements, whether or not made in the ordinary course of the Business, which are material to the conduct of the Acquired Business.

            (b) The Seller has made available to the Purchaser true and complete copies of all Material Contracts. Each Material Contract (i) is a legal, valid and binding obligation of the Seller, and to the Seller's knowledge, the other parties thereto, and is in full force and effect, (ii) represents the entire agreement between the parties thereto with respect to the subject matter thereof, (iii) is freely and fully assignable to the Purchaser without penalty or other adverse consequences and (iv) upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, except in any case to the extent that any consents set forth in Section 3.02(c) of the Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Except as disclosed in Section 3.19(b) of the Disclosure Schedule, the Seller is not in breach of, or default under, any Material Contract, and, to the best knowledge of the Seller, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under any Material Contract. The Seller has not received any notice of uncured breach or default under, or termination of, any Material Contract. Except as disclosed in
Section 3.19(b) of the Disclosure Schedule, to the best knowledge of the Seller, no other party to any Material Contract is in breach thereof or default thereunder.

            SECTION 3.20. Intellectual Property. (a) Section 3.20(a) of the Disclosure Schedule sets forth a true and complete list of all trademarks, service marks, trade names, registered copyrights and applications therefor primarily used or intended to be primarily used in the conduct of the Acquired Business as of the date hereof and which are owned by the Seller or subsidiaries of the Seller, other than Excluded Intellectual Property (together with all other Intellectual Property which exists on the Closing Date primarily used or intended to be primarily used in the conduct of the Acquired Business and owned by the Seller or subsidiaries of the Seller other than Excluded Intellectual Property, the "OWNED INTELLECTUAL PROPERTY"). All Owned Intellectual Property is owned by the Seller, free and clear of any Encumbrance other than Permitted Encumbrances. Except for Excluded Contracts, the Seller has not granted any license or other right to any other Person with respect to any material portion of the Owned Intellectual Property.

            (b) Section 3.20(b) of the Disclosure Schedule sets forth a true and complete list of all trademarks, service marks, trade names, registered copyrights and applications therefor and software primarily used or intended to be primarily used in the conduct of the Acquired Business and which is licensed or sublicensed by the Seller from a third party("IP LICENSES"), other than Excluded Intellectual Property (the "LICENSED INTELLECTUAL PROPERTY", and, together with the Owned Intellectual Property, the "BUSINESS INTELLECTUAL PROPERTY").

            (c) The Business Intellectual Property and the Intellectual Property to be licensed to the Purchaser pursuant to the License Agreements and
Section 5.13 constitute all the material Intellectual Property primarily used or intended to be used in, and all such Intellectual Property necessary in the conduct of, the Acquired Business and there are no other items of Intellectual Property that are material to the Acquired Business.

            (d) Except as disclosed in Section 3.02(c) of the Disclosure Schedule, all rights of the Seller in each item of Business Intellectual Property are transferable to the Purchaser as contemplated by this Agreement. As a result of the transactions contemplated by this Agreement and the License Agreements, upon the Closing, the Purchaser shall own, or have adequate and enforceable licenses, sublicenses or other rights to use, without payment of any fee other than fees payable to third party licensors under such licenses or fees disclosed in the License Agreements, all the Business Intellectual Property.

            (e) There are no contracts pursuant to which the Seller licenses or sublicenses Owned Intellectual Property or Licensed Intellectual Property to a third party, other than Excluded Contracts and Transferred Customer Contracts.

            (f) Except as otherwise described in Section 3.20(f) of the Disclosure Schedule, to the best knowledge of the Seller, the rights of the Seller in or to the Business Intellectual Property do not infringe on the rights of any other Person and the Seller has not received any written notice from any Person to such effect. Except as otherwise described in Section 3.20(f) of the Disclosure Schedule, no Actions have been made or asserted or are pending (nor, to the best knowledge of the Seller has any such Action been threatened in writing) against the Seller either (A) based upon or challenging or seeking to deny or restrict the use by the Seller of any of the Business Intellectual Property or (B) alleging that any services provided, or products manufactured or sold by the Business are being provided, manufactured or sold in violation of any patents or trademarks, or any other rights of any Person. To the best knowledge of the Seller, no Person is using any copyrights, trademarks, service marks, trade names, trade secrets or similar property that infringe upon the Business Intellectual Property or upon the rights of the Seller therein.

            (g) Except as set forth in Section 3.02(c) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement and the License Agreements will not result in the termination or impairment of any of the Business Intellectual Property.

            SECTION 3.21. Real Property. (a) Section 3.21(a) of the Disclosure Schedule lists the address of each plant, office, warehouse and other parcels of real property at which significant Assets are located or from which the Acquired Business is conducted and which are owned by the Seller or subsidiaries of the Seller (together with all buildings and other structures, facilities or improvements located thereon and all fixtures attached or appurtenant thereto, the "OWNED REAL PROPERTY") and the current use of each such parcel of Owned Real Property.

            (b) Section 3.21(b) of the Disclosure Schedule lists the address of each plant, office, warehouse and other parcels of real property at which significant Assets are located or from which the Acquired Business is conducted and which are leased by the Seller or subsidiaries of the Seller as tenant (together with all buildings and other structures, facilities or improvements located thereon and all fixtures attached or appurtenant thereto, the "LEASED REAL PROPERTY", and, together with the Owned Real Property, the "REAL PROPERTY") and the current use of each such parcel of Leased Real Property and all applicable lease agreements related thereto (collectively, the "LEASES").

            (c) Except as described in Sections 3.21(c) of the Disclosure Schedule, there is no material violation of any Law relating to any of the Real Property. The Seller is in peaceful and undisturbed possession of each parcel of Real Property and there are no contractual or legal restrictions that preclude or restrict the ability to use the premises for the purposes for which they are currently being used. All existing water, sewer, steam, gas, electricity, telephone and other utilities required for the use, occupancy and operation of the Real Property are adequate for the conduct of the Acquired Business as it has been and currently is conducted. Except as set forth in Section 3.21(c) of the Disclosure Schedule, the Seller has not leased or subleased any parcel or any portion of any parcel of Real Property to any other Person, nor has the Seller assigned its interest under any Lease to any third party.

            (d) The real property set forth in Sections 3.21(a) and 3.21(b) of the Disclosure Schedule constitutes all the real property used or intended to be used by the Seller in, and all such real property necessary in the conduct by the Seller of, the Acquired Business and there are no other parcels of real property that are material to the Acquired Business. As a result of the transactions contemplated by this Agreement and the Lease Agreements, upon the Closing, the Purchaser shall possess adequate and enforceable leases or other rights to use, without payment of any fee other than fees disclosed in the Leases and the Lease Agreements, all the Real Property. To the best knowledge of the Seller, there are no facts that would prevent the Real Property from being occupied by the Purchaser after the Closing in the same manner as immediately prior to the Closing.

            SECTION 3.22. Tangible Personal Property. Exhibit 2.01(a)(vi) lists each item or distinct group of machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles and other tangible personal property (the "TANGIBLE PERSONAL PROPERTY") primarily used in the Acquired Business. Prior to the Closing Date, the Seller will deliver to the Purchaser a revised list of Tangible Personal Property, specifying the jurisdiction in which each group of Tangible Personal Property is located.

            SECTION 3.23. Right, Title and Interest in Assets. (a) Except as disclosed in Section 3.23(a) of the Disclosure Schedule, the Seller owns, leases or has the legal right to use all the Assets and, with respect to rights under contracts included within the Assets, is a party to and enjoys the right to the benefits of all such contracts, agreements and other arrangements. The Seller has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Encumbrances, except (i) as disclosed in the Disclosure Schedule and (ii) Permitted Encumbrances.

            (b) The Assets and the other assets and properties licensed to the Purchaser under the License Agreements or made available to the Purchaser under the Interim Services Agreement constitute all the properties, assets and rights primarily used or intended to be primarily used in, and all such properties, assets and rights as are necessary in the conduct of, the Acquired Business. All the Assets are in good operating condition and repair (normal wear and tear excepted) and are suitable for the purposes for which they are used and intended.

            (c) Except as set forth in the Disclosure Schedule, the Seller has the complete and unrestricted power and unqualified right to sell, assign, transfer, convey and deliver the Assets to the Purchaser without penalty or other adverse consequences. Following the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and the execution of the instruments of transfer contemplated by this Agreement and the Ancillary Agreements, the Purchaser will own, with good, valid and marketable title, or lease, under valid and subsisting leases, or otherwise acquire the interests of the Seller in the Assets, free and clear of any Encumbrances, other than Permitted Encumbrances, and without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or license or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

            SECTION 3.24. Employee Benefit Matters. (a) Plans and Material Documents. Section 3.24(a) of the Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Seller is a party, with respect to which the Seller has any obligation or which are maintained, contributed to or sponsored by the Seller for the benefit of any current or former employee, officer or director of the Seller, (ii) each employee benefit plan for which the Seller could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Seller could incur liability under Section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings between the Seller or any of its Affiliates and any employee of the Seller including, without limitation, any contracts, arrangements or understandings relating to a sale of the Business (collectively, the "PLANS"). Each Plan is in writing and the Seller has furnished the Purchaser with a true and complete copy of each Plan and a true and complete copy of each material document prepared in connection with each such Plan as follows: (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500,
(iv) the most recently received IRS determination letter for each such Plan, and
(v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Except as disclosed on Section 3.24(a) of the Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Seller is a party, with respect to which the Seller has any obligation or which are maintained, contributed to or sponsored by the Seller for the benefit of any current or former employee, officer or director of the Seller. The Seller has no express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

            (b) Absence of Certain Types of Plans. None of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "MULTIEMPLOYER PLAN") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Seller could incur liability under Section 4063 or 4064 of ERISA (a "MULTIPLE EMPLOYER PLAN"). None of the Plans is subject to Title IV of ERISA. None of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates the Seller to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement and the Ancillary Agreements or as a result of a "change in the ownership or effective control" or a "change in the ownership of a substantial portion of the assets" of the Seller, within the meaning of such term under
Section 280G of the Code. None of the Plans provides for or promises retiree medical, retiree disability or retiree life insurance benefits to any current or former employee, officer or director of the Seller. Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

            (c) Compliance with Applicable Law. Each Plan is now and always has been operated in all material respects in accordance with the requirements of all applicable Laws, including, without limitation, ERISA and the Code, and all persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have always acted in material compliance with the provisions of all applicable Laws, including, without limitation, ERISA and the Code. The Seller has performed all material obligations required to be performed by it under, is not in any material respect in default under or in violation of, and has no knowledge of any material default or violation by any party to, any Plan. No Action is pending or threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such Action.

            (d) Qualification of Certain Plans. Each Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and, to the knowledge of the Seller, no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust. Each trust maintained or contributed to by the Seller which is intended to be qualified as a voluntary employees' beneficiary association and which is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and, to the knowledge of the Seller, no fact or event has occurred since the date of such determination by the IRS to adversely affect such qualified or exempt status.

            (e) Absence of Certain Liabilities and Events. There has been no material prohibited transaction (within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code) with respect to any Plan. The Seller has not incurred any material liability for any excise tax arising under Section 4971, 4972, 4980 or 4980B of the Code and no fact or event exists which could give rise to any such liability. The Seller has not incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability.

            (f) Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority and, to the knowledge of the Seller, no fact or event exists which could give rise to any such challenge or disallowance.

            (g) Warn Act. The Seller is in compliance with the requirements of the Worker Adjustment and Retraining Notification Act ("WARN") and has no liabilities pursuant to WARN.

            SECTION 3.25. Labor Matters. Except as set forth in Section 3.25 of the Disclosure Schedule, (a) the Seller is not a party to any collective bargaining agreement or other labor union contract applicable to any Business Employee, and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the best knowledge of the Seller, threatened between the Seller and any of the Business Employees, and the Seller has not experienced any such controversy, strike, slowdown or work stoppage within the past three years; (c) the Seller has not breached or otherwise failed to comply with the provisions of any collective bargaining or union contract covering Business Employees and there are no grievances outstanding against the Seller under any such agreement or contract;
(d) there are no unfair labor practice complaints pending against the Seller before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving Business Employees; (e) the Seller is currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from Business Employees and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (f) the Seller has paid in full to all Business Employees or adequately accrued for in accordance with U.S. GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (g) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any Persons currently or formerly employed by the Seller in the Business; (h) the Seller is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees of the Business or employment practices; (i) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to the Seller; (j) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Seller has employed or currently employs any Person in the Business; (k) to the knowledge of the Seller, the Seller has properly classified independent contractors to the Business for federal income tax purposes; and (l) to the knowledge of the Seller, no Business Employee is in violation of the terms of any employment contract, nondisclosure agreement, noncompetition agreement or nonsolicitation agreement by which such Business Employee is bound due to the activities in which such Business Employee engages for the Seller.

            SECTION 3.26. Key Employees. (a) Section 3.26(a) of the Disclosure Schedule lists the name, the place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise), the date of employment and job title of each current salaried employee, officer, director, consultant or agent of the Business whose current annual compensation as of March 17, 1999 exceeded $60,000.

            (b) All Business Employees who are officers, management employees or technical or professional employees are under written obligation to the Seller to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Seller all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter. All such agreements are assignable by the Seller to the Purchaser without the consent of any Business Employee.

            SECTION 3.27. Taxes. (a) All returns and reports in respect of Taxes required to be filed with respect to the Seller or the Acquired Business have been timely filed; (b) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (c) all such returns and reports are true, correct and complete in all material respects; (d) no adjustment relating to such returns has been proposed formally or informally by any Tax authority; (e) there are no pending or, to the best knowledge of the Seller, threatened Actions for the assessment or collection of Taxes against the Seller or (insofar as either relates to the activities or income of the Seller or the Business or could result in liability of the Seller on the basis of joint and/or several liability) any corporation that was includible in the filing of a return with the Seller on a consolidated or combined basis; (f) no consent under
Section 341(f) of the Code has been filed with respect to the Seller; (g) there are no Tax liens on any properties or assets of the Seller, including, without limitation, the Assets and the Acquired Business; and (h) there are no proposed reassessments of any property owned by the Seller that could increase the amount of any Tax to which the Seller or the Business would be subject.

            SECTION 3.28. Insurance. All material assets, properties and risks of the Business and the Seller are, and for the past five years have been, covered by valid and, except for policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including, without limitation, general liability, property workers, compensation, automobile liability, excess liability, fiduciary liability, professional errors and omissions, directors and officers liability and fidelity insurance) issued in favor of the Seller, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Seller.

            SECTION 3.29. Brokers. Except for Lehman Brothers, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Seller. The Seller is solely responsible for the fees and expenses of Lehman Brothers.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

            As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as follows:

            SECTION 4.01. Organization and Authority of the Purchaser. The Purchaser is a company duly organized and validly existing under the laws of Sweden and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been, and upon their execution the Ancillary Agreements will be, duly executed and delivered by the Purchaser (or Affiliates of the Purchaser in the case of Ancillary Agreements), and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes, and upon their execution the Ancillary Agreements will constitute, legal, valid and binding obligations of the Purchaser (or such Affiliates), enforceable against the Purchaser (or such Affiliates) in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally, and (ii) general principles of equity, including specific performance, injunctive relief and other equitable remedies.

            SECTION 4.02. No Conflict. Assuming compliance with the notification requirements of the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Purchaser do not and will not (a) violate, conflict with or result in the breach of any provision of the charter or by-laws (or other organizational documents) of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties is bound or affected, except, in the case of clauses (b) and (c), as would not prevent or materially delay consummation by the Purchaser of the transactions contemplated by this Agreement.

            SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (a) the notification requirements of the HSR Act and (b) where the failure to obtain such consent, approval, authorization or order would not prevent or materially delay consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

            SECTION 4.04. Litigation. No claim, action, proceeding or investigation is pending or, to the best knowledge of the Purchaser, threatened in writing, which seeks to delay or prevent the consummation of, or which would be reasonably likely to materially adversely affect the Purchaser's ability to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

            SECTION 4.05. Brokers. Except for Merrill Lynch & Co., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser. The Purchaser is solely responsible for payment of the fees and expenses of Merrill Lynch & Co.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

            SECTION 5.01. Conduct of Business Prior to the Closing. The Seller covenants and agrees that, except (i) to the extent the Purchaser shall otherwise consent in writing (which consent shall not be unreasonably withheld),
(ii) as set forth in Section 5.01 of the Disclosure Schedule, (iii) as permitted or contemplated by this Agreement or the License Agreements, (iv) as may be necessary or appropriate to carry out the transactions contemplated by this Agreement or the License Agreements or (v) as may be required to facilitate compliance with any legal requirement, between the date hereof and the Closing, the Seller shall not conduct the Business other than in the ordinary course and consistent with the Seller's past practice. Without limiting the generality of the foregoing, the Seller shall (i) continue its advertising and promotional activities, and pricing and purchasing policies, related to the Acquired Business in accordance with past practice; (ii) not shorten or lengthen the customary payment cycles for any of the payables or receivables of the Acquired Business; (iii) use its reasonable best efforts to (A) preserve intact the Assets and the organization of the Acquired Business, (B) keep available to the Purchaser the services of the Selected Business Employees and (C) preserve the Acquired Business' current relationships with its customers, suppliers and other persons with which it has significant business relationships; and (iv) use its reasonable best efforts to not engage in any practice, take any action, fail to take any action or enter into any transaction which could reasonably be expected to cause any representation or warranty of the Seller to be untrue or result in a breach of any covenant made by the Seller in this Agreement. The Seller covenants and agrees that, prior to the Closing, without the prior written consent of the Purchaser, the Seller will not (x) do any of the things enumerated in the second sentence of Section 3.16 or (y) enter into any new Material Contract. Notwithstanding the preceding sentence, the Seller may enter into contracts relating to Brazil Regions 1 and 3 without the Purchaser's consent, provided, however, that such contracts shall not become Transferred Customer Contracts unless the Purchaser has consented thereto, and if the Purchaser does not so consent, the infrastructure equipment required thereunder shall be manufactured and supplied by a third party and not by the Seller.

            SECTION 5.02. Access to Information. (a) From the date hereof until the Closing, upon reasonable notice, the Seller shall and shall cause each of the Seller's officers, employees, agents, accountants and counsel to: (i) afford the officers, employees and authorized agents, accountants, counsel and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Acquired Business and to those officers, employees, agents, accountants and counsel of the Seller who have any knowledge relating to the Acquired Business and (ii) furnish to the officers, employees and authorized agents, accountants, counsel and representatives of the Purchaser such additional financial and operating data and other information regarding the Acquired Business as the Purchaser may from time to time reasonably request.

            (b) In order to facilitate the resolution of any claims made against or incurred by the Seller prior to or following the Closing, for a period of seven years after the

            Closing, the Purchaser shall (i) retain the books and records of the Seller which are transferred to the Purchaser pursuant to this Agreement relating to periods prior to or following the Closing in a manner reasonably consistent with the prior practices of the Seller and (ii) upon reasonable notice, afford the officers, employees, authorized agents, accountants, counsel and representatives of the Seller reasonable access (including the right to make photocopies at the Seller's expense), during normal business hours, to such books and records.

            (c) In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser after the Closing, for a period of seven years following the Closing, the Seller shall (i) retain all books and records of the Seller which are not transferred to the Purchaser pursuant to this Agreement and which relate to the Acquired Business for periods prior to the Closing and which shall not otherwise have been delivered to the Purchaser and
(ii) upon reasonable notice, afford the officers, employees, authorized agents, accountants, counsel and representatives of the Purchaser, reasonable access (including the right to make photocopies at the Purchaser's expense), during normal business hours, to such books and records.

            SECTION 5.03. Confidentiality. (a) The Seller agrees to, and shall cause its agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, patent or trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and any other confidential information with respect to the Acquired Business, (ii) in the event that the Seller or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Purchaser with prompt written notice of such requirement so that the Purchaser may seek a protective order or other remedy or waive compliance with this Section 5.03, (iii) in the event that such protective order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.03, furnish only that portion of such confidential information which is legally required to be provided and exercise its reasonable best efforts to obtain assurances that confidential treatment will be accorded such information, and (iv) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the Purchaser any and all copies (in whatever form or medium) of all such confidential information then in the possession of the Seller or any of its agents, representatives, Affiliates, employees, officers and directors and destroy any and all additional copies then in the possession of the Seller or any of its agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the Seller, its agents, representatives, Affiliates, employees, officers or directors; provided further that specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain.

            (b) The Purchaser agrees to, and shall cause its agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, patent or trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and any other confidential information obtained by the Purchaser pursuant to the Confidentiality Agreement and not related to the Acquired Business, (ii) in the event that the Purchaser or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Seller with prompt written notice of such requirement so that the Seller may seek a protective order or other remedy or waive compliance with this Section 5.03, (iii) in the event that such protective order or other remedy is not obtained, or the Seller waives compliance with this
Section 5.03, furnish only that portion of such confidential information which is legally required to be provided and exercise its reasonable best efforts to obtain assurances that confidential treatment will be accorded such information, and (iv) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the Seller any and all copies (in whatever form or medium) of all such confidential information then in the possession of the Purchaser or any of its agents, representatives, Affiliates, employees, officers and directors and destroy any and all additional copies then in the possession of the Purchaser or any of its agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the Purchaser, its agents, representatives, Affiliates, employees, officers or directors; provided further that specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain.

            (c) Each of the Seller and the Purchaser agrees and acknowledges that remedies at Law for any breach of its obligations under this Section 5.03 are inadequate and that in addition thereto a party shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach, without the necessity of demonstrating the inadequacy of money damages.

            (d) Upon consummation of the Closing, the Confidentiality Agreement shall terminate without any further action on the part of the Purchaser or the Seller.

            SECTION 5.04. Regulatory and Other Authorizations; Notices and Consents. (a) Each of the Seller and the Purchaser shall use its reasonable best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable, but in any event within ten Business Days of the date hereof, and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act.

            (b) The Seller shall give promptly such notices to third parties and use its reasonable best efforts to obtain all such third party consents that are necessary or desirable in connection with the transfer of the Material Contracts. The Purchaser shall cooperate and use its reasonable best efforts to assist the Seller in giving such notices and obtaining such consents; provided, however, that the Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice or consent or to consent to any change in the terms of any Material Contract which the Purchaser in its sole discretion may deem adverse to the interests of the Purchaser or the Acquired Business.

            (c) The Seller and the Purchaser agree that, in the event any consent, approval or authorization necessary or desirable to preserve for the Acquired Business or the Purchaser any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which the Seller is a party is not obtained prior to the Closing, the Seller will, subsequent to the Closing, cooperate with the Purchaser in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, the Seller will use its reasonable best efforts to provide the Purchaser with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and, if the Seller provides such rights and benefits, the Purchaser shall assume the obligations and burdens thereunder.

            (d) The Seller and the Purchaser agree to cooperate with each other (i) in providing to the Purchaser, on commercially reasonable terms and for purposes of conducting the Acquired Business, the benefit of any asset or right that is currently used in the Acquired Business and that is not effectively transferred to the Purchaser under this Agreement or the Ancillary Agreements and (ii) in providing to the Seller, on commercially reasonable terms and for purposes of conducting the businesses of the Seller as of the date hereof other than the

            Acquired Business, the benefit of any asset or right that is currently used in such businesses and that is transferred to the Purchaser under this Agreement or the Ancillary Agreements.

            (e) The Seller and the Purchaser shall cooperate in preparing a comprehensive list prior to the Closing of all Permits that are non-transferable or which will require the consent of any Governmental Authority in order to be transferred to the Purchaser in the event of the consummation of the transactions contemplated by this Agreement.

            SECTION 5.05. Notice of Developments. (a) Prior to the Closing, the Seller shall promptly notify the Purchaser in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any material breach of a representation or warranty or covenant of the Seller in this Agreement or which could reasonably be expected to have the effect of making any representation or warranty of the Seller in this Agreement untrue or incorrect in any material respect and (ii) all other material adverse developments affecting the Assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Seller or the Business.

            (b) Prior to the Closing, the Purchaser shall promptly notify the Seller in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any material breach of a representation or warranty or covenant of the Purchaser in this Agreement or which could reasonably be expected to have the effect of making any representation or warranty of the Purchaser in this Agreement untrue or incorrect in any material respect.

            SECTION 5.06. No Solicitation or Negotiation. The Seller agrees that between the date of this Agreement and the earlier of (i) the Closing and (ii) the termination of this Agreement, neither the Seller nor any of its respective Affiliates, officers, directors, representatives or agents will (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person relating to any acquisition or purchase of all or any portion of the Assets or the Acquired Business (other than (i) Inventory to be sold in the ordinary course of the Business consistent with past practice and (ii) proposals or offers related to the acquisition of all or substantially all of the assets or capital stock of the Seller in a transaction subject to the prior rights of the Purchaser under this Agreement related to the acquisition of the Assets and the Acquired Business), or (b) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. The Seller immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. Subject to confidentiality agreements binding upon the Seller as of the date hereof, the Seller shall notify the Purchaser promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to the Purchaser, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the material terms and conditions of such proposal, offer, inquiry or other contact. The Seller agrees not to, without the prior written consent of the Purchaser, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which the Seller is a party and which is primarily related to a potential acquisition of all or any portion of the Assets or the Acquired Business, and the Seller agrees to send, promptly after the date of this Agreement, requests to all parties under such agreements to return or destroy confidential information obtained from the Seller thereunder related to the Assets or the Business.

            SECTION 5.07. Use of Intellectual Property. (a) Except as reasonably necessary for the Seller to commercially exploit the Excluded Assets or to fulfill its obligations under the Excluded Liabilities and Excluded Contracts, from and after the Closing, the Seller shall not use any of the Business Intellectual Property (other than software not customized for the Acquired Business), other than as contemplated pursuant to the Ancillary Agreements. The Purchaser hereby grants to the Seller a perpetual, royalty-free license to use such Business Intellectual Property as it exists at the Closing Date to commercially exploit the Excluded Assets and to fulfill its obligations under the Excluded Liabilities and Excluded Contracts.

            (b) The Seller shall not use or put into use after the Closing any materials that bear any trademark, service mark, trade dress, logo or trade name contained in the Business Intellectual Property transferred to the Purchaser pursuant to this Agreement or any trademark, service mark, trade dress, logo or trade name similar or related thereto.

            (c) After the Closing, the Purchaser shall not use any advertising or promotional materials or other paper goods or supplies that state or otherwise indicate thereon that the Acquired Business is a division or unit of the Seller; provided, that to the extent that any such materials or supplies included in the Assets so indicate, the Purchaser may use such materials and supplies for a period of six months after the Closing Date.

            SECTION 5.08. [*]




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                                       47

[*]


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                                       48


            [*]

            SECTION 5.09. Excluded Liabilities. The Seller shall pay and discharge the Excluded Liabilities as and when the same become due and payable.

            SECTION 5.10. Bulk Transfer Laws. The Purchaser hereby acknowledges that the Seller has not taken, and does not intend to take, any action required to comply with any applicable bulk sale or bulk transfer laws or similar laws, and the Purchaser hereby waives compliance by the Seller with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the Assets to the Purchaser (other than any obligations with respect to the application of the proceeds herefrom). Pursuant to Article VIII, the Seller has agreed to indemnify the Purchaser against any and all liabilities which may be asserted by third parties (including with respect to Taxes) against the Purchaser as a result of the Seller's noncompliance with any such law.

            SECTION 5.11. Tax Matters. (a) The Seller agrees to indemnify and hold harmless the Purchaser against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with Taxes imposed on the Seller or the Acquired Business with respect to taxable periods or portions thereof ending on or before the Closing Date and Taxes imposed on the Purchaser as a result of any breach of warranty or misrepresentation under Section 3.27 of this Agreement.

            (b)   Payment by the Seller of any amounts due under this Section
5.11 in respect of Taxes shall be made (i) at least three Business Days before the due date of the

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                                       49


applicable estimated or final tax return required to be filed by the Purchaser on which is required to be reported income for a period ending after the Closing Date for which the Seller is responsible under Section 5.11(a) without regard to whether the tax return shows overall net income or loss for such period, and
(ii) within three Business Days following an agreement between the Seller and the Purchaser that an indemnity amount is payable, an assessment of a Tax by a taxing authority, or a "determination" as defined in Section 1313(a) of the Code. If liability under this Section 5.11 is in respect of costs or expenses other than Taxes, payment by the Seller of any amounts due under this Section
5.11 shall be made within five Business Days after the date when the Seller has been notified by the Purchaser that the Seller has a liability for a determinable amount under this Section 5.11 and is provided with calculations or other materials supporting such liability.

            (c) The Seller and the Purchaser shall share equally any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. The Seller, after review and consent by the Purchaser, shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. The Purchaser shall execute and deliver all instruments and certificates necessary to enable the Seller to comply with the foregoing. The Purchaser shall complete and execute a resale or other exemption certificate with respect to the inventory items sold hereunder, and shall provide the Seller with an executed copy thereof. The Seller shall provide to the Purchaser such information regarding the location of tangible property of the Acquired Business sufficient to support the filing of complete and accurate Tax returns and reports by the Purchaser.

            (d) At the request of the Purchaser, the Seller shall file with all applicable Tax authorities any statements, certificates or forms provided for under federal, state, local or foreign Tax laws to prevent the Purchaser from being liable as a transferee for Taxes of the Seller.

            (e) The Seller and the Purchaser agree to treat all payments made by either to or for the benefit of the other under this Section 5.11 and any other indemnity provisions of this Agreement and for any misrepresentations or breach of warranties or covenants, as adjustments to the Purchase Price for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

            (f) The Seller shall, on or before September 30, 1999, provide to the Purchaser such information and substantiating documentation, as required under Section 41(f)(3) of the Code, regarding "qualified research expense" and "gross receipts" of the

Acquired Business for purposes of computing the credit for increasing research activities under Section 41 of the Code.

            SECTION 5.12. Letters of Credit, Etc. (a) Set forth on Section 5.12 of the Disclosure Schedule is a true and complete list of all letters of credit, performance bonds and similar obligations arising under any Transferred Customer Contracts. The Purchaser shall use all reasonable efforts to cause the Seller to be released, as of or as promptly as practicable following the Closing, from all such letters of credit, performance bond and similar obligations (whether through the provision of a replacement letter of credit, guaranty or otherwise).

            (b) The Seller shall use all reasonable efforts to cause the Purchaser to receive the benefits following the Closing of all letters of credit, performance bonds and similar obligations that have been issued in favor of or for the benefit of the Seller under any Transferred Customer Contracts (whether through the assignment thereof, the issuance of a replacement letter of credit, guaranty or otherwise).

            SECTION 5.13. License of Excluded Intellectual Property. The Seller hereby grants to the Purchaser a perpetual, exclusive (subject to license agreements existing as of the date hereof) royalty-free license to use the Intellectual Property described in clause (D) of the definition of Excluded Intellectual Property as it exists at the Closing Date in the conduct of the Acquired Business.

            SECTION 5.14. Ancillary Agreements. The parties shall cooperate in good faith to prepare, negotiate and finalize the Ancillary Agreements as promptly as practicable after the date hereof. Notwithstanding anything to the contrary contained in this Agreement, in the event the parties cooperate in good faith but are nevertheless unable to finalize any Ancillary Agreement by the time otherwise scheduled for the Closing, the term sheet attached hereto which sets forth the principal terms of such Ancillary Agreement shall be binding on the parties and shall govern the relationship of the parties following the Closing with respect to the matters covered thereby until such time as the parties shall execute and deliver the applicable Ancillary Agreement.

            SECTION 5.15. Other Matters. (a) The Purchaser agrees that San Diego shall be the Purchaser's principal research and development center for IS-95 and CDMA 2000 applications for the foreseeable future.

            (b) The Seller shall, to the extent and in the manner it deems commercially reasonable, cause wireless system operators in which it has an existing equity investment to purchase their IS-95 and CDMA 2000 infrastructure products from the Purchaser if the Purchaser offers products competitive as to quality and price with other products then available in the market.

            (c) The Purchaser agrees to actively promote and support IS-95-based products, to the extent and in the manner it deems commercially reasonable. The Purchaser represents to the Seller that it will exercise commercially reasonable efforts to sell IS-95 equipment under the Transferred Customer Contracts.

            (d) The Purchaser and the Seller each agree to actively promote the high data rate project currently under development by the Seller as each deems commercially reasonable.

            SECTION 5.16. Provision of Subscriber Units. In order for the Purchaser to comply with its obligations to provide subscriber units under the Transferred Customer Contracts with US West Wireless LLC and Mauritius Telecom Limited, the Seller shall, if the Purchaser so requests, sell subscriber units to the Purchaser in the quantities required by such Transferred Customer Contracts and on the other terms set forth therein, [*].

            SECTION 5.17. Joint Support of Third Generation Standard. The Seller and the Purchaser hereby agree to jointly support approval by the International Telecommunications Union (the "ITU") and other standards bodies, including the U.S. Telecommunications Industry Association and the European Telecommunication Standards Institute, of a single CDMA third generation standard that encompasses three optional modes of operation: (i) direct sequence FDD, (2) multi-carrier FDD and (3) TDD (the "SINGLE CDMA STANDARD"). Each mode supports operation with both GSM MAP and ANSI-41 networks. The Seller and the Purchaser believe that rapid adoption of the Single CDMA Standard is in the best interests of the industry and allows each operator to select which mode of operation to deploy based on marketplace needs. The Seller and the Purchaser shall commit to the ITU and to other standards bodies to license their essential patents for the single CDMA Standard or any of its modes on a fair and reasonable basis free from unfair discrimination. Accordingly, both parties shall, on the Closing Date, notify the ITU and other relevant standards bodies that any intellectual property rights blocking currently in force will be immediately withdrawn.

            SECTION 5.18. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Laws, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement, including, without limitation, delivering, or causing to be delivered, the certificates, opinions and other documents to be delivered to the other party as a condition to such other party's obligations under Article VII of this Agreement.



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                                   ARTICLE VI

                                EMPLOYEE MATTERS

            SECTION 6.01. Offer of Employment. Section 6.01 of the Disclosure Schedule sets forth a list of the Business Employees as of the date of this Agreement. On or prior to the 30th calendar day after the date of this Agreement, the Purchaser shall deliver to the Seller a list of Business Employees to which it intends to extend an offer of employment (the "SELECTED BUSINESS EMPLOYEES"), [*]. On the Closing Date, the Purchaser shall offer to employ on an "at-will" basis and subject to the Purchaser's standard terms, conditions and policies of employment, each of the Selected Business Employees on the same basis (i.e., full- or part-time) as such Selected Business Employees were employed by the Seller immediately prior to the Closing Date; provided, however, that any Selected Business Employee who is on vacation at the Closing Date shall be offered employment only if his return date is within 30 days of the Closing Date; provided, further, however, that any Selected Business Employee who is on short-term disability or on an approved leave of absence shall be offered employment hereunder upon the employee obtaining a medical release or other documentation reasonably satisfactory to the Purchaser which evidences the employee's ability to perform the essential functions of his regular work, with or without reasonable accommodation, and the employee returns to active employment with the Purchaser (i) if on short-term disability or on an approved leave of absence under the Family Medical Leave Act of 1993, as amended ("FMLA"), no later than the last day on which the employee may return to work under the provisions of the applicable Seller short-term disability plan or FMLA, or (ii) for all other approved leaves of absence, within 30 days of the Closing Date. Those Selected Business Employees who accept such offers prior to the Closing Date shall become employees of the Purchaser as of the Closing Date, or, for individuals on leave, as of their return from leave as described in the previous sentence (the "TRANSFERRED EMPLOYEES"). The Purchaser shall be responsible for obtaining any necessary visas for Transferred Employees.

            SECTION 6.02. Transferred Employee Liabilities. Except as otherwise provided herein, the Purchaser shall assume all employer or employment related obligations to the Transferred Employees arising after the Closing Date. The Seller shall retain, and the Purchaser shall not assume, all obligations (i) relating to any Business Employees who do not become Transferred Business Employees and (ii) relating to any Business Employees arising on or prior to the Closing Date.

            SECTION 6.03. Participation in Certain Retirement Plans. All Transferred Employees shall be eligible to participate in the Purchaser's CAP & Savings Plan and the Purchaser's defined benefit pension plan as of the Closing Date, or, for individuals on leave as of the Closing Date, as of the date such individuals become Transferred Employees in



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                                       53


accordance with Section 6.01, and service credit under such plans shall be provided pursuant to Section 6.06.

            SECTION 6.04. Executive Plan. Prior to the Closing Date, the Purchaser shall have established a separate non-qualified deferred compensation plan (the "PURCHASER'S DCP") providing for the payment of deferred benefits to the executives of the Business who are Transferred Employees who have previously deferred income under the terms of the Seller's Voluntary Executive Retirement Contribution Plan (the "SELLER'S DCP"). On the Closing Date, the Seller shall transfer the benefit obligations to Transferred Employees under Seller's DCP to Purchaser's DCP and shall transfer the assets in any trusts established to fund the Seller's obligations under the Seller's DCP to trusts established for this purpose by the Purchaser. The Purchaser's DCP shall contain substantially identical provisions to the Seller's DCP, provided that (i) the Purchaser shall not be obligated to provide identical investment opportunities to participants and (ii) the Purchaser's DCP shall be maintained on a frozen basis after the Closing Date (i.e., no further participant deferrals or employer matching contributions shall be permitted). The Purchaser agrees that it shall honor the terms of the distribution elections previously made by Transferred Employees who are participants in the Seller's DCP. The Purchaser shall indemnify and hold the Seller harmless in respect of all obligations to pay benefits under the Seller's DCP that have been transferred to the Purchaser under the Purchaser's DCP.

            SECTION 6.05. Welfare Benefit Plans. (a) Benefits related to any Transferred Employee or an eligible dependent under any Seller-sponsored welfare benefit plan in which the employee or eligible dependent participated prior to the Closing Date shall cease as of the Closing Date; provided, however, that liabilities relating to claims of Transferred Employees or eligible dependents for medical benefits incurred for medical services rendered to, and purchases of prescription drugs and other health care products made by, such persons while actively employed by the Seller (or while an eligible dependent of such a person) shall be retained by the Seller (including but not limited to the cost of hospitalization and any related charges for any such person hospitalized before the Closing Date and who remains continuously hospitalized after the Closing Date, until such persons's date of discharge from the hospital). The Purchaser agrees to recognize any deductibles and co-payments paid by Transferred Employees and their eligible dependents under the Seller's welfare benefit plans in the calendar year in which the Closing Date occurs toward any applicable calendar year deductibles and co-payments under the Purchaser's welfare benefit plans.

            (b) All Transferred Employees and their eligible dependents who are participating in the Seller's welfare benefit plans on the Closing Date shall become participants in the Purchaser's welfare benefit plans on the Closing Date. The Purchaser agrees to waive any pre-existing medical condition restrictions and similar restrictions contained in the Purchaser's welfare benefit plans. The Purchaser further agrees to permit all dependents of Transferred Employees who were participating in any Seller-sponsored welfare benefit plan on

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                                       54


the Closing Date to participate in the Purchaser's welfare benefit plans on the Closing Date, regardless of whether such dependents are currently eligible to participate in the Purchaser's welfare benefit plans under their terms of dependent eligibility. The eligibility of all other dependents of Transferred Employees to participate in the Purchaser's welfare benefit plans will be determined in accordance with the dependent eligibility provisions of such plans. The Purchaser shall, as of the Closing Date, be solely responsible for the cost of any and all benefits to which Transferred Employees and their eligible dependents become entitled under the terms of the Purchaser's welfare benefit plans, as in effect from time to time.

            (c) The Seller agrees that it shall be and remain liable for continuing group health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), for all Business Employees (and their "qualified beneficiaries" as defined in COBRA) who do not become Transferred Employees. The Purchaser shall assume all liability under COBRA in respect of all Transferred Employees, including, without limitation, any COBRA liability arising as a result of the termination of a Transferred Employee's employment with the Seller on the Closing Date.

            SECTION 6.06. Service Credit. Transferred Employees shall receive credit for their service with the Seller or any of its Affiliates (including service with any predecessor company) for all purposes under the Purchaser's employee plans, programs and arrangements (other than for purposes of benefit accrual under the Purchaser's defined benefit pension plans).

            SECTION 6.07. Indemnity. Without limiting in any way the scope of
Article VIII or the applicability of such Article to employment-related and benefit-related matters, the Seller shall indemnify and hold harmless the Purchaser from any and all claims (including reasonable attorneys' fees and expenses incurred in defending such claims) against the Purchaser by Transferred Employees or other Business Employees (including former Business Employees) (i) that arise from representations made by the Seller to such employees regarding their future employment, (ii) that pertain to the payment of any bonus or other incentive compensation accrued or earned by any Transferred Employee prior to the Closing Date or (iii) that arise from the termination of employment (through layoff or otherwise) of any Business Employee prior to the Closing Date. The Seller shall further indemnify and hold harmless the Purchaser against any and all claims against the Purchaser by any Selected Business Employee who does not accept the Purchaser's offer of employment or who otherwise fails to become a Transferred Employee.

            SECTION 6.08. Employee Information. No later than 10 calendar days after the Closing Date, the Seller shall furnish to the Purchaser the following information with respect to each Transferred Employee, as applicable:

            (a)   social security number;

            (b)   accrued and unused vacation as of the Closing Date;

            (c)   years and months of service as of the Closing Date; and

            (d) base salary and bonus for the three calendar years immediately preceding the Closing Date and current base salary.

            SECTION 6.09. Certain Other Employee-Related Costs. Within five Business Days after the Closing Date, the Seller shall provide the Purchaser with a complete and accurate statement of any amounts expected to be payable by the Purchaser following the Closing that relate to any service by any Transferred Employee with the Seller through the Closing Date, including, without limitation, any salary or wages, any accrued vacation, sick or personal days or any bonuses, except to the extent that such amounts will be reflected as Liabilities on the Closing Statement of Net Assets (the "EMPLOYEE AMOUNTS"). The Seller shall retain liability for the Employee Amounts and shall pay an amount of cash to the Purchaser equal to the Employee Amounts within ten Business Days after the Closing Date.


                                   ARTICLE VII

                              CONDITIONS TO CLOSING

            SECTION 7.01. Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement that are not qualified as to materiality shall be true and correct in all material respects, and the representations and warranties of the Purchaser contained in this Agreement that are qualified as to materiality shall be true and correct, in each case of the date of this Agreement and, except to the extent that such representations and warranties speak specifically as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, and the Seller shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

            (b) Covenants. The covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects, and the Seller shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

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                                       56


            (c) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Assets contemplated by this Agreement shall have expired or shall have been terminated;

            (d) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 7.01(d) shall not apply if the Seller has directly or indirectly solicited or encouraged any such Action;

            (e) Incumbency Certificate. The Seller shall have received a certificate of the Secretary or an Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement and the Ancillary Agreements to which it is a party and the other documents to be delivered hereunder and thereunder;

            (f) Legal Opinion. The Seller shall have received from the General Counsel of the Purchaser and Shearman & Sterling legal opinions, addressed to the Seller and dated the Closing Date, covering the matters set forth in Exhibit 7.01(f)(i) and Exhibit 7.01(f)(ii), respectively; and

            (g) Ancillary Agreements. The Purchaser shall have executed and delivered to the Seller each of the Ancillary Agreements to which it is a party and all Ancillary Agreements shall be in force and effect (or, in the event all Ancillary Agreements have not been executed and delivered, the Purchaser shall have complied with its obligations under Section 5.14).

            SECTION 7.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Seller contained in this Agreement shall be true and correct, in each case of the date of this Agreement and, except to the extent that such representations and warranties speak specifically as of an earlier date, as of the Closing Date as though made on and as of the Closing Date (in each case determined without respect to any qualification as to "materiality," "Material Adverse Effect" or similar qualification), in all such respects as would not, individually or in the aggregate, have a Material Adverse Effect, and the Purchaser shall have received a certificate from the Seller to such effect signed by a duly authorized officer thereof;

            (b) Covenants. The covenants and agreements contained in this Agreement to be complied with by the Seller on or before the Closing (other than Section 5.01) shall have been complied with in all material respects, the covenants and agreements contained in Section 5.01 shall have been complied with in all respects as would not, individually or in the aggregate, have a Material Adverse Effect, and the Purchaser shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

            (c) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Assets contemplated hereby shall have expired or shall have been terminated;

            (d) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated hereby which is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or which could reasonably be expected to have a Material Adverse Effect; provided, however, that the provisions of this Section 7.02(d) shall not apply if the Purchaser has solicited or encouraged any such Action;

            (e) Resolutions of the Seller. The Purchaser shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Seller, of the resolutions duly and validly adopted by the Board of Directors of the Seller evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

            (f) Incumbency Certificate. The Purchaser shall have received a certificate of the Secretary or an Assistant Secretary of the Seller certifying the names and signatures of the officers of the Seller authorized to sign this Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder;

            (g) Legal Opinion. The Purchaser shall have received from Cooley Godward LLP a legal opinion, addressed to the Purchaser and dated the Closing Date, covering the matters set forth in Exhibit 7.02(g);

            (h) Consents and Approvals. The Purchaser and the Seller shall have received, each in form and substance reasonably satisfactory to the Purchaser, all authorizations, consents, orders and approvals of all Governmental Authorities and officials reasonably necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, other than such authorizations, consents, orders, approvals or consents the absence of which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (taking into account in any such determination any rights or benefits conveyed on the Purchaser pursuant to Sections 5.04(c) and (d));

            (i) Ancillary Agreements. The Seller shall have executed and delivered to the Purchaser each of the Ancillary Agreements to which it is a party and all Ancillary Agreements shall be in force and effect (or, in the event all Ancillary Agreements have not been executed and delivered, the Seller shall have complied with its obligations under Section 5.14);

            (j) No Material Adverse Effect. No circumstance, change in, or effect on the Acquired Business shall have occurred which has a Material Adverse Effect as of the Closing Date; and

            (k) Certificate of Non-Foreign Status. The Purchaser shall have received a certificate from the Seller (which complies with Section 1445 of the Code) of non-foreign status executed in accordance with the provisions of the Foreign Investment in Real Property Tax Act.

                                  ARTICLE VIII

                                 INDEMNIFICATION

            SECTION 8.01. Survival of Representations and Warranties. The representations and warranties of the Seller contained in this Agreement shall survive the Closing [*]. Neither the period of survival nor the liability of the Seller with respect to the Seller's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim until the claim has been finally resolved.

            SECTION 8.02. Indemnification by the Seller. (a) Following the Closing, the Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by the Seller for any and all Liabilities, losses, damages, diminution in value, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a "LOSS"), arising out of or resulting from:

            (i) the breach of any representation or warranty made by the Seller contained in this Agreement (provided that solely for purposes of this Article VIII, each such representation and warranty shall be read as if all qualifications as to materiality, "Material Adverse Effect" and similar qualifications were deleted therefrom); or

            (ii) the breach of any covenant or agreement by the Seller contained in this Agreement; or

* Confidential Treatment Requested

            (iii) Liabilities of the Seller, whether arising before or after the Closing Date, that are not expressly assumed by the Purchaser pursuant to this Agreement, including, without limitation: (A) Liabilities arising from or related to any failure to comply with laws relating to bulk transfers or bulk sales with respect to the transactions contemplated by this Agreement (notwithstanding the waiver contained in Section 5.10); and
      (B) the Excluded Liabilities.

            To the extent that the Seller's undertakings set forth in this
Section 8.02 may be unenforceable, the Seller shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Purchaser.

            (b) Notwithstanding anything to the contrary contained in this Agreement, (i) the maximum aggregate amount of indemnifiable Losses which may be recovered from the Seller arising out of or resulting from the causes enumerated in Section 8.02(a)(i), or in Section 8.02(a)(ii) with respect to covenants and agreements which by their terms are required to be complied with by the Seller on or prior to the Closing Date, shall be an amount equal to [*] and (ii) the Seller shall not be liable to indemnify the Purchaser for any indemnifiable Losses otherwise payable thereunder until such time as all such indemnifiable Losses shall aggregate to more than [*], after which time the Seller shall be liable to indemnify the Purchaser only for the aggregate amount of all Losses in excess of [*].

            SECTION 8.03. Indemnification by the Purchaser. (a) Following the Closing, the Seller and its Affiliates, officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by the Purchaser for any and all Losses, arising out of or resulting from:

            (i) the breach of any representation or warranty made by the Purchaser contained in this Agreement (provided that solely for purposes of this Article VIII, each such representation and warranty shall be read as if all qualifications as to materiality and similar qualifications were deleted therefrom); or

            (ii) the breach of any covenant or agreement by the Purchaser contained in this Agreement; or

            (iii) the Assumed Liabilities.

            To the extent that the Purchaser's undertakings set forth in this
Section 8.03 may be unenforceable, the Purchaser shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Seller.


* Confidential Treatment Requested

            (b) Notwithstanding anything to the contrary contained in this Agreement, (i) the maximum aggregate amount of indemnifiable Losses which may be recovered from the Purchaser arising out of or resulting from the causes enumerated in Section 8.03(a)(i), or in Section 8.03(a)(ii) with respect to covenants and agreements which by their terms are required to be complied with by the Purchaser on or prior to the Closing Date, shall be an amount equal to [*] and (ii) the Purchaser shall not be liable to indemnify the Seller for any indemnifiable Losses otherwise payable thereunder until such time as all such indemnifiable Losses shall aggregate to more than [*], after which time the Purchaser shall be liable to indemnify the Seller only for the aggregate amount of all Losses in excess of $[*].

            SECTION 8.04. Indemnification Procedures. An indemnified party shall give the indemnifying party notice of any matter which an indemnified party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the indemnifying party under this Article VIII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article VIII ("THIRD PARTY CLAIMS") shall be governed by and contingent upon the following additional terms and conditions: if an indemnified party shall receive notice of any Third Party Claim, the indemnified party shall give the indemnifying party notice of such Third Party Claim within 30 days of the receipt by the indemnified party of such notice; provided, however, that the failure to provide such notice shall not release the indemnifying party from any of its obligations under this Article VIII except to the extent the indemnifying party is materially prejudiced by such failure and shall not relieve the indemnifying party from any other obligation or liability that it may have to any indemnified party otherwise than under this Article VIII. If the indemnifying party acknowledges in writing its obligation to indemnify the indemnified party hereunder against any Losses (subject to the limitations in Section 8.02(b) or 8.03(b), as appropriate) that may result from such Third Party Claim, then the indemnifying party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the indemnified party within five days of the receipt of such notice from the indemnified party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the indemnified party for the same counsel to represent both the indemnified party and the indemnifying party, then the indemnified party shall be entitled to retain its own counsel, in each jurisdiction for which the indemnified party determines counsel is required, at the expense of the indemnifying party. In the event the indemnifying party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the indemnified party shall cooperate with the indemnifying party in such defense and make available to the indemnifying party, at the indemnifying party's expense, all witnesses, pertinent records, materials and information in the indemnified party's possession or



* Confidential Treatment Requested
under the indemnified party's control relating thereto as is reasonably required by the indemnifying party. Similarly, in the event the indemnified party is, directly or indirectly, conducting the defense against any such Third Party Claim, the indemnifying party shall cooperate with the indemnified party in such defense and make available to the indemnified party, at the indemnifying party's expense, all such witnesses, records, materials and information in the indemnifying party's possession or under the indemnifying party's control relating thereto as is reasonably required by the indemnified party. No such Third Party Claim may be settled by the indemnifying party without the written consent of the indemnified party, unless such settlement only requires payment of money damages which will be indemnified.

            SECTION 8.05. Tax Matters. Anything in this Article VIII (except for the specific reference to Tax matters in Section 8.01) to the contrary notwithstanding, the rights and obligations of the parties with respect to indemnification for any and all Tax matters shall be governed by Section 5.11.


                                   ARTICLE IX

                             TERMINATION AND WAIVER

            SECTION 9.01. Termination. This Agreement may be terminated at any time prior to the Closing:

            (a) by the Purchaser if, between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in or that could reasonably be expected to result in a Material Adverse Effect; or
(ii) the Seller makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

            (b) by either the Seller or the Purchaser if the Closing shall not have occurred by July 31, 1999; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

            (c) by either the Purchaser or the Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this

Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

            (d)   by the mutual written consent of the Seller and the Purchaser.

            SECTION 9.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Section 5.03 and Article X and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement.

            SECTION 9.03. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.


                                    ARTICLE X

                               GENERAL PROVISIONS

            SECTION 10.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

            SECTION 10.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

            (a)   if to the Seller:

                  QUALCOMM Incorporated
                  6455 Lusk Boulevard
                  San Diego, California 92121
                  Telecopy: (619) 658-2500
                  Attention: General Counsel

                  with a copy to:

                  Cooley Godward LLP
                  4365 Executive Drive
                  Suite 1100
                  San Diego, CA 92121-2128
                  Telecopy:   (619) 453-3555
                  Attention: Frederick T. Muto

            (b)   if to the Purchaser:

                  Telefonaktiebolaget LM Ericsson
                  Telefonvagen 30
                  S-126 25 Stockholm
                  Sweden
                  Telecopy: (46-8) 719-9527
                  Attention: General Counsel

                  with copies to:

                  Ericsson Inc.
                  740 East Campbell Road
                  Richardson, Texas 75081
                  Telecopy: (972) 583-1839
                  Attention: General Counsel

                  and

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, NY 10022
                  Telecopy: (212) 848-7179
                  Attention: Spencer D. Klein

            SECTION 10.03. Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld), and the parties shall cooperate as to the timing and contents of any such press release or public announcement. Notwithstanding the foregoing, following the announcement of the execution of this Agreement, either party may disclose the contents of Section 5.17.

            SECTION 10.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 10.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            SECTION 10.06. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof, including, without limitation, the Confidentiality Agreement.

            SECTION 10.07. Assignment. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller and the Purchaser); provided, however, that (i) the Purchaser may assign this Agreement in whole or in part, or any of its rights hereunder, to an Affiliate of the Purchaser, without the consent of the Seller (provided that the Purchaser shall nevertheless remain obligated to perform its obligations hereunder following any such assignment), and (ii) the Seller may assign this Agreement, in whole and not in part, to a Person who acquires all or substantially all of the capital stock or assets and liabilities of the Seller, without the consent of the Purchaser.

            SECTION 10.08. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of the Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

            SECTION 10.09. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser or (b) by a waiver in accordance with Section 9.03.

            SECTION 10.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York.

            SECTION 10.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            SECTION 10.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity, without the necessity of demonstrating the inadequacy of money damages.

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                       QUALCOMM INCORPORATED

                                            /s/ illegible
                                       By_______________________________________
                                          Name:
                                          Title:


                                       TELEFONAKTIEBOLAGET LM ERICSSON (publ)

                                            /s/ illegible
                                       By_______________________________________
                                          Name:
                                          Title:

                                            /s/ illegible
                                       By_______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT A

                         FORMS OF THE LICENSE AGREEMENTS

                                    EXHIBIT B

                 PRINCIPAL TERMS OF THE ASICS SUPPLY AGREEMENTS


CONTRACT:        The parties shall enter into an Infrastructure ASIC Supply
                 Agreement and a Subscriber Unit ASIC Supply Agreement containing normal and customary terms and conditions to be mutually agreed to and not otherwise inconsistent with this Term Sheet (the "Agreements"). The Purchaser shall have the right to purchase infrastructure ASICs and subscriber unit
                 ASICs under the Agreements, which shall be used in CDMA infrastructure equipment and CDMA subscriber unit equipment, respectively, manufactured and sold by Ericsson.

PRICING:         [*]

TERM:            Five years.

PAYMENT TERMS:   Cash, net 30 days from date of invoice.

CURRENCY:        United States Dollars



* Confidential Treatment Requested

                                    EXHIBIT C

                          FORM OF ASSUMPTION AGREEMENTS


            ASSUMPTION AGREEMENT, dated as of [________], 1999 (this "ASSUMPTION AGREEMENT"), between QUALCOMM INCORPORATED, a Delaware corporation (the "SELLER"), and [__], a [_____] corporation (the "PURCHASER").


                              W I T N E S S E T H:

            WHEREAS, the Seller and [the Purchaser] [Telefonaktiebolaget LM Ericsson] have entered into an Asset Purchase Agreement, dated as of March 24, 1999 (the "ASSET PURCHASE AGREEMENT"; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Asset Purchase Agreement);

            WHEREAS, pursuant to the Asset Purchase Agreement, the Purchaser has agreed to assume certain liabilities and obligations of the Seller with respect to the Business; and

            WHEREAS, the execution and delivery of this Assumption Agreement by the Purchaser is a condition to the obligations of the Seller to consummate the transactions contemplated by the Asset Purchase Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein and in the Asset Purchase Agreement, and intending to be legally bound hereby, the Purchaser and the Seller hereby agree as follows:

            1. Assumption of Liabilities. Subject to Section 2 hereof, the Purchaser hereby assumes and agrees to pay, perform and discharge when due only the following and no other Liabilities of the Seller as at the date hereof, other than the Excluded Liabilities (the "ASSUMED LIABILITIES"):

                  (i) Liabilities primarily arising out of or relating to the Acquired Business to the extent such Liabilities are reflected on the Closing Statement of Net Assets, including all accrued liabilities (other than liabilities for accrued salary and benefits and accrued vacation) to the extent reflected or reserved for on the Closing Statement of Net Assets;

                  (ii) all Liabilities arising out of the Transferred Customer Contracts, and other contracts, agreements, leases, commitments, sales and purchase orders, bids and offers that are included in the Assets (whether such obligations arise before or after the date hereof);

                  (iii) those employment-related Liabilities expressly assumed by the Purchaser pursuant to Article VI of the Asset Purchase Agreement; and

                  (iv) all Liabilities for accounts payable for goods and services received or rendered following the date hereof.

            2.    Excluded Liabilities. Notwithstanding the provisions of
      Section 1 hereof, the Seller shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, all Liabilities of the Seller as of the date hereof other than the Assumed Liabilities (the "EXCLUDED LIABILITIES"), including, without limitation:

                  (i) all Taxes now or hereafter owed by the Seller or any Affiliate of the Seller, or attributable to the Assets or the Business, relating to any period, or any portion of any period, ending on or prior to the date hereof (as provided in Section 7.01 of the Asset Purchase Agreement);

                  (ii) all Liabilities to the extent relating to or arising out of the Excluded Assets;

                  (iii) those employment-related Liabilities expressly retained by the Seller pursuant to Article VI of the Asset Purchase Agreement; and

                  (iv) all Liabilities for accounts payable for goods and services received or rendered on or prior to the date hereof.

            3. No Third Party Beneficiaries. This Assumption Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Assumption Agreement.

            4. Assignment. This Assumption Agreement may not be assigned by operation of Law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser).

            5. Counterparts. This Assumption Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            6. Governing Law. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state.

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Assumption Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                       QUALCOMM INCORPORATED


                                       By_______________________________________
                                          Name:
                                          Title:


                                       [                    ]


                                       By_______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT D

                      FORM OF BILLS OF SALE AND ASSIGNMENT


            BILL OF SALE AND ASSIGNMENT, dated as of [_______], 1999 (this "BILL OF SALE AND ASSIGNMENT"), from [QUALCOMM INCORPORATED, a Delaware corporation] (the "SELLER"), to [ ], a [__________] corporation (the "PURCHASER").


                              W I T N E S S E T H:

            WHEREAS, the Seller and [the Purchaser] [Telefonaktiebolaget LM Ericsson] have entered into an Asset Purchase Agreement, dated as of March 24, 1999 (the "ASSET PURCHASE AGREEMENT"; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Asset Purchase Agreement); and

            WHEREAS, the execution and delivery of this Bill of Sale and Assignment by the Seller is a condition to the obligations of the Purchaser to consummate the transactions contemplated by the Asset Purchase Agreement.

            NOW, THEREFORE, for good and valuable consideration to the Seller, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the Asset Purchase Agreement, the Seller, intending to be legally bound hereby, does hereby agree as follows:

            1. Sale and Assignment of Assets and Properties. (a) The Seller does hereby sell, assign, transfer, convey, grant, bargain, set over, release, deliver, vest and confirm unto the Purchaser, its successors and assigns, forever, the entire right, title and interest of the Seller in and to all the assets, properties, goodwill and business of every kind and nature and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned by the Seller or to which it is directly or indirectly entitled and, in any case, primarily used or intended to be used in the Business as conducted by the Seller as of the date hereof, other than the Excluded Assets (as defined below), including, without limitation, the following property and assets (the "ASSETS"):

            [TO BE CONFORMED TO SECTION 2.01(a) OF ASSET PURCHASE AGREEMENT]

      The Seller warrants that upon delivery to the Purchaser of the Assets sold, assigned, transferred, conveyed, granted, bargained, set over, released, delivered, vested and confirmed from the Seller to the Purchaser pursuant to this Bill of Sale and Assignment, the Purchaser will own, with good and marketable title, or lease, under valid and subsisting leasehold interests, the Assets, free and clear of all Encumbrances, except as expressly contemplated by the Asset Purchase Agreement, including, without limitation, the Exhibits and the Disclosure Schedule that are a part thereof.

            2. Assets and Properties Not Sold and Assigned. The Assets shall exclude the following assets owned by the Seller (the "EXCLUDED ASSETS"):

            [TO BE CONFORMED TO SECTION 2.01(b) OF ASSET PURCHASE AGREEMENT]

            3. Power of Attorney. The Seller hereby constitutes and appoints the Purchaser, its successors and assigns, the true and lawful attorney and attorneys of the Seller, with full power of substitution, in the name of the Purchaser or in the name and stead of the Seller, but on behalf of, for the benefit and at the expense of the Purchaser, its successors and assigns:

                  (i) to collect, demand and receive any and all Assets hereby sold and assigned to the Purchaser or intended so to be and to give receipts and releases for and in respect of the same;

                  (ii) to institute and prosecute any and all actions, suits or proceedings, at law, in equity or otherwise, which the Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets hereby sold and assigned to the Purchaser or intended so to be, to defend or compromise any and all actions, suits or proceedings in respect of any of the Assets, and to do all such acts and things in relation thereto as the Purchaser shall deem advisable;

                  (iii) to take any and all other reasonable action designed to vest more fully in the Purchaser the Assets hereby sold and assigned to the Purchaser or intended so to be and in order to provide for the Purchaser the benefit, use, enjoyment and possession of such Assets; and

                  (iv) to do all reasonable acts and things in relation to the Assets hereby sold and assigned.

      The Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by it or upon its subsequent dissolution or in any manner or for any reason. The Purchaser shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest with respect thereto. The Seller shall from time to time pay to the Purchaser, when received, any amounts which shall be received directly or indirectly by the Seller

      (including amounts received as interest) in respect of any Assets sold and assigned to the Purchaser pursuant hereto.

            4. Obligations and Liabilities Not Assumed. Nothing expressed or implied in this Bill of Sale and Assignment shall be deemed to be an assumption by the Purchaser of any Liabilities of the Seller. The Purchaser does not by this Bill of Sale and Assignment assume or agree to pay, perform or discharge any Liabilities of the Seller of any nature, kind or description whatsoever. The terms and provisions of the assumption of Liabilities by the Purchaser are set forth in the Assumption Agreement dated as of the date hereof between the Purchaser and the Seller.

            5. No Third Party Beneficiaries. This Bill of Sale and Assignment shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Bill of Sale and Assignment.

            6. Assignment. This Bill of Sale and Assignment may not be assigned by operation of Law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser); provided, however, that the Purchaser may assign this Bill of Sale and Assignment to an Affiliate of the Purchaser without the consent of the Seller.

            7. Governing Law. This Bill of Sale and Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

            IN WITNESS WHEREOF, the Seller has caused this Bill of Sale and Assignment to be executed as of the date first written above by its officer thereunto duly authorized.

                                       [QUALCOMM INCORPORATED]


                                       By_______________________________________
                                          Name:
                                          Title:



[NEW YORK]                              )
                                        )   ss.:
COUNTY OF [NEW YORK]                    )


            On that __________ day of __________ 1999, before me personally came [name of executing officer] to me known, who, being by me duly sworn, did depose and say he resides at [address of executing officer]; and that he is [title of executing officer] of [QUALCOMM Incorporated, a Delaware corporation] and the corporation described in and which executed the foregoing instrument, and that he had the authority to sign his name thereto on behalf of said corporation.


                                   ---------------------------------------------
                                                   Notary Public

[Notarial Seal]

                                    EXHIBIT E

             PRINCIPAL TERMS OF THE INFRASTRUCTURE SUPPLY AGREEMENT


CONTRACT:           The parties shall enter into an infrastructure equipment and services supply agreement containing normal and customary terms and conditions to be mutually agreed to and not otherwise inconsistent with this Term Sheet (the
                    "Agreement").

EQUIPMENT:          Equipment that may be procured under the Agreement includes any cdmaOne or CDMA 2000 infrastructure equipment manufactured and sold by Ericsson at such time including:
                    (i) cdmaOne and CDMA 2000 base station transceiver subsystems ("BTSs"), (ii) base station controllers ("BSCs"),
                    (iii) mobile switches ("MSCs") and (iv) subassemblies and field replaceable units for BTSs, BSCs and MSCs.

SERVICES:           Services that may be procured under the Agreement include
                    (i) normal and customary design, engineering, configuration, installation, testing and optimization services relating to the deployment of wireless terrestrial telecommunications systems, (ii) warranty support for equipment and software for such systems, (iii) "hotline" support for equipment and software, (iv) software maintenance support under software maintenance agreements, and (v) in general, such other services as QUALCOMM is obligated to perform with respect to "Category II" customers.

AVAILABILITY OF
EQUIPMENT AND       [*]
SERVICES:


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                    [*]

PRICING:            [*]



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                                       3


TERM: The term shall extend as long as obligations exist on the part of QUALCOMM to supply such equipment and to perform such services.

PAYMENT TERMS:      Cash, net 30 days from date of invoice.

CURRENCY:           United States Dollars.

WARRANTY:           One year for workmanship (but not for design).

                                    EXHIBIT F

                PRINCIPAL TERMS OF THE INTERIM SERVICES AGREEMENT


TERM: QUALCOMM shall provide Ericsson with the Services (as defined below) for a period of between six (6) and twelve
                    (12) months (depending on the nature of the Service, which time frame for any given Service shall be specified in greater detail in the subject agreement), or for that longer period of time as is mutually agreed to by the parties or that shorter period of time as is directed by Ericsson for any particular Service (the "Term").

SERVICES:           The type and scope of such services which QUALCOMM shall
                    make available to Ericsson shall consist of those services which QUALCOMM currently provides in support of the Acquired
                    Business (except to the extent providing such services compromises or could reasonably be expected to compromise
                    QUALCOMM's confidential information), including the following services and technical support (collectively, the "Services"):

                    Manufacturing: QUALCOMM may provide services relating to the manufacture and assembly of infrastructure equipment.

                    MIS Services: QUALCOMM may provide management information services to Ericsson related to the Acquired Business, including coordination of procurement of hardware and software and software development and sales and manufacturing.

                    Accounting Services: QUALCOMM may provide bookkeeping, accounting services, internal audit and financial analytical support services, each as related to the Acquired Business.

                    Human Resources and Payroll Services: QUALCOMM may provide services related to human resources as well as administration of employee payroll matters and maintenance of general employee insurance and benefit obligations and advice on employee relations and similar issues, each as related to the Acquired Business.

                    Facilities Services: QUALCOMM may provide services related to facilities to be leased by Ericsson from QUALCOMM such as security, mail services, etc.

                    Engineering Services: QUALCOMM may provide engineering and technical services (for example, RF testing services).

                    Upon the earlier to occur of May 15, 1999 and the closing of the transactions contemplated by the Asset Purchase Agreement, Ericsson shall have designated to QUALCOMM the specific type and scope of the Services requested by Ericsson.

PERFORMANCE OF
SERVICES:           QUALCOMM shall provide the Services on an ongoing basis
                    during the Term.

CHARGE FOR
SERVICES:           [*]

OTHER TERMS:        The Interim Services Agreement shall contain other customary terms and conditions.



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                                    EXHIBIT G

                     PRINCIPAL TERMS OF THE LEASE AGREEMENTS


Leased Facilities:  Ericsson agrees to lease or sublease, as the case may be, certain facilities "as-is" from QUALCOMM as follows (collectively, the "Leases") for use by Ericsson in continuing the Acquired Business:

                    [*]

                              [*]

                    [*]



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                                       2



                          [*]



SPACE
DETERMINATION:                 The foregoing list of properties represents the
                          parties' current expectations and may change to the extent set forth in the following sentence based on the personnel plan finally developed by Ericsson. Upon the parties' mutual agreement, this list may be adjusted to exclude Building CC.

LEASE TERM:                    Other than for the six above-referenced
                          foreign office leases ("Offshore Leases"), each of the foregoing facilities leases or subleases shall have an initial term of [*] (unless the master lease has a shorter term, in which case the term shall be concurrent with the master lease), commencing on consummation of the sale of the Acquired Business; provided, however, that in the event the sale transaction does not close, QUALCOMM and Ericsson shall be under no obligation to lease the facilities or enter into subleases. As used herein, the term "Facilities Leases" shall refer to the above-referenced domestic leases located in Boulder and San Diego.


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                                       3


OFFSHORE LEASES:              QUALCOMM shall sublease the Offshore Leases to
                          Ericsson. Each sublease shall contain customary terms and conditions consistent with the sublease of commercial property.

[*]                            [*]

LEASE RATE:                    [*]

DEFAULTS; REMEDIES:           Each Lease shall contain customary default
                          provisions, including without limitation, failure to pay rent, failure to perform the terms of the Leases, bankruptcy of Ericsson. In addition, each Lease shall contain customary remedies for defaults, including the right to terminate Ericsson's possession of the leased premises and the right to seek damages.

ASSIGNMENT:                    None of the Leases shall be assigned by Ericsson
                          (except to Ericsson's subsidiaries or affiliates as long as Ericsson agrees to remain primarily liable for the Lease payments) without the prior written consent of QUALCOMM, which consent shall not be unreasonably withheld.

SUBLEASING:                    None of the Leases for facilities located in
                          San Diego shall be subleased by Ericsson (except to Ericsson's subsidiaries or affiliates as long as Ericsson agrees to remain primarily liable for the Lease payments) during the first three years of the initial lease term, without the prior written consent of QUALCOMM, which consent shall not be unreasonably withheld. The Leases for facilities located outside San Diego can be subleased by


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                                       4



                          Ericsson without obtaining the consent of QUALCOMM.

OTHER TERMS:              Each Lease shall contain a requirement that E maintain
                          adequate insurance and other customary terms and conditions consistent with the lease of commercial property.

                                                                      EXHIBIT H

                PRINCIPAL TERMS OF THE VENDOR FINANCING AGREEMENT


ITEMS SUBJECT TO
FINANCING:                cdmaOne basestation equipment, CDMA 2000 basestation
                          equipment and related infrastructure equipment (the
                          "Equipment"), together with associated services
                          ("Services"), in each instance (i) supplied or provided by Ericsson to the customers specified below,
                          (ii) as to whom Ericsson has assumed the contract obligation as prime contractor, and (iii) as to which Ericsson invoices the subject customer(s) for Ericsson's account. With respect to the financing of Equipment and Services for projects as to which there are no current procurement arrangements, the relative proportion of Equipment and Services to be financed shall be substantially the same as the relative proportion of Equipment and Services financed under the subject current procurement arrangements.

STRUCTURE OF FINANCING
PROVIDED:                 As to those financing facilities pursuant to which
                          QUALCOMM and Ericsson are both providing financing, the structure shall be mutually agreed to by QUALCOMM and Ericsson on a case by case basis (for example, (i) as co-lenders under a credit facility; (ii) by means of assignments of loans for cash under a credit facility, and/or (iii) by means of sales of participation interests for cash under a credit facility). Related intercreditor arrangements and collateral sharing arrangements shall be mutually agreed to on a case by case basis as to such facilities. As to those financing facilities pursuant to which only QUALCOMM is providing financing [*], QUALCOMM can structure the financing in QUALCOMM's reasonable discretion.

ECONOMIC TERMS AND
CONDITIONS:               As to those financing facilities pursuant to which
                          QUALCOMM and Ericsson are both providing financing, the economic terms and conditions of such financing shall be mutually agreed to by QUALCOMM and Ericsson on a case by case basis, but in any case on reasonable terms and conditions for vendor financing transactions of a similar nature. As to those financing facilities pursuant to which only QUALCOMM is providing financing
                          [*], the economic terms and conditions of such financing shall be in QUALCOMM's reasonable discretion.




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                                       2



PARI PASSU;
RISK OF LOSS SHARING:     For any particular project, the Equipment and Services
                          financing provided by QUALCOMM shall rank pari passu with the corresponding financing, if any, provided by Ericsson. The financing shall be structured such that both QUALCOMM and Ericsson shall have immediate concurrent risk of loss (in their relative percentages), without either party having a "first loss" exposure and without either party providing its relative percentage by means of a back-up guaranty or other "make-whole" arrangement.

QUALIFIED PROJECTS;
AMOUNT:                   [*]




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                                       3



                                [*]



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